EXHIBIT 4.1


                         ADOPTION AGREEMENT - ARTICLE 1
                      NON-STANDARDIZED PROFIT SHARING PLAN


1.01  Plan Information:



     (a)      Name of Plan: This is the Pulse Engineering, Inc. 401(k) Plan
                            (the "Plan").


     (b)      Type of Plan:

              (1)   [X]    401(k) and Profit Sharing

              (2)   [ ]    Profit Sharing Only

              (3)   [ ]    401(k) Only



     (c)      Name of Plan Administrator, if not the Employer:

              Name:

              Address:

              Phone Number:

              The Plan Administrator is the agent for service of legal process for the Plan.



     (d)      Limitation Year (check one):

              (1)   [ ]    Calendar Year

              (2)   [X]    Plan Year

              (3)   [ ]    Other:



     (e)      Three-Digit Plan Number:      001



     (f)      Plan Year End (month/day):    December 31

     (g)      Plan Status (check one):

              (1)   [ ]    Effective Date of new Plan:

              (2)   [X]    Amendment Effective Date: February 1, 1999   This is
                          (check one):

                    (A) [X] an amendment of The CORPORATE plan for Retirement [ ] Adoption Agreement previously executed by the Employer; or

                    (B) [ ] a conversion from another plan document into The CORPORATE plan for Retirement [ ].

              The original Effective Date of the Plan: July 1, 1986

              The substantive provisions of the Plan shall apply prior to the Effective Date to the extent required by the Tax Reform Act of 1986 or other applicable laws.



1.02  Employer:

     (a)      The Employer is:  Pulse Engineering, Inc.

              Address:          12220 World Trade Drive

                                San Diego, CA  92128

              Contact's Name:   Mr. Patrick McCready

              Telephone Number: (619) 674-8100

              (1)   Employer's Tax Identification Number: 23-2808999

              (2) Business form of Employer (check one):

                    (A) [X]   Corporation
                    (B) [ ]   Sole Proprietor or Partnership
                    (C) [ ]   Subchapter S Corporation
                    (D) [ ]   Governmental
                    (E) [ ]   Tax-exempt Organization
                    (F) [ ]   Rural Electric Cooperative

              (3)   Employer's fiscal year end:      December 31

              (4)   Date business commenced:         1955

     (b) The term "Employer" includes the following Related Employer(s) (as defined in Section 2.01(a)(26)):

              __________________________________________________________________

              __________________________________________________________________

              __________________________________________________________________

              __________________________________________________________________

              __________________________________________________________________



1.03  Coverage:



     (a) All Employees who meet the conditions specified below will be eligible to participate in the Plan:

              (1)     Service requirement (check one):

                      (A)    [X]    no service requirement for Employees who are
                                    employed on a full-time basis (i.e., 35 or more hours per week)

                      (B)    [ ]    three consecutive months of service
                                    (no minimum number Hours of Service can be required).

                      (C)    [ ]    six consecutive months of service
                                    (no minimum number Hours of Service can be required).

                      (D)    [X]    one Year of Service.
                                    (1,000 Hours of Service is required during the Eligibility Computation Period.) for
                                    Employees who are not employed on a
                                    full-time basis (i.e., less than 35 hours per week)

              (2)     Age requirement:  (check one)

                      (A)    [X]    no age requirement.

                      (B)    [ ]    must have attained age (not to exceed 21).

              (3) The class of Employees eligible to participate in the Plan (check one):

                      (A)    [ ]    includes all Employees of the Employer.

                      (B)    [X]    includes all Employees of the Employer
                                    except for (check the appropriate box(es)):

                           (i)   [ ]  Employees covered by a collective
                                      bargaining agreement.

                           (ii)  [ ]  Highly Compensated Employees as defined in
                                      the Code Section 414(q).

                           (iii) [ ]  Leased Employees as defined in Section
                                      2.01(a)(18).

                           (iv)  [X]  Nonresident aliens who do not receive any
                                      earned income from the Employer which
                                      constitutes United States source income.

                           (v)   [X]  Other: Union employees who have retirement
                                      benefits pursuant to a collective
                                      bargaining agreement.

              Note: No exclusion in this section may create a discriminatory class of Employees. An Employer's Plan must still pass the Internal Revenue Code coverage and participation requirements if one or more of the above groups of Employees have been excluded from the Plan.

     (b)      The Entry Date(s) shall be (check one):

              (1)  [ ]  the first day of each Plan Year (do not select if
                        Section 1.03(a)(1)(D) is elected or if there is an age requirement of greater than 20 1/2 in Section 1.03(a)(2)(B)).

              (2)  [ ]  the first day of each Plan Year and the date six months later.

              (3)  [X]  the first day of each Plan Year and the first day of the fourth, seventh, and tenth months.

              (4)  [ ]  the first day of each month.


     (c) Date of Initial Participation - An Employee will become a Participant unless excluded by Section 1.03(a)(3) above on the Entry Date immediately following the date the Employee completes the service and age requirement(s) in Section 1.03(a), if any, except (check one):

              (1)  [ ]  No exceptions.

              (2)  [ ]  Employees employed on the Effective Date on
                        Section 1.01(g) will become Participants on that date.

              (3)  [X]  Employees who meet the age and service requirement(s) of
                        Section 1.03(a) on the Effective Date in Section 1.01(g) will become Participants on that date.

1.04  Compensation:



     (a) For purposes of determining contributions under the Plan, Compensation shall be as defined in Section 2.01(a)(7), but excluding (check the appropriate box(es)):

              (1)  [ ]  Overtime Pay.

              (2)  [ ]  Bonuses.

              (3)  [ ]  Commissions.

              (4)  [ ]  The value of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee's taxable income.

              Note: These exclusions shall not apply for purposes of the "Top-Heavy" requirements in Section 9.03 or for allocating Discretionary Employer Contributions if an Integrated Formula is elected in Section 1.05(a)(2).

              (5)  [X]  No exclusions.



     (b)      Compensation for the First Year of Participation

              Contributions for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee's Compensation (check one):

              (1)  [X]  For the entire Plan Year.

              (2)  [ ]  For the portion of the Plan Year in which the Employee is eligible to participate in the Plan.



1.05    Contributions:



     (a)      [ ]  Employer Contributions:

              (1) [ ] Fixed Formula - Nonintegrated Formula (check (A) or (B)
                      and fill in the blank):

                  (A)   [ ]  Fixed Percentage Employer Contribution:

                             For each Plan Year, the Employer will contribute for each eligible Participant an amount equal to _____% (not to exceed 15%) of such Participant's Compensation.

                  (B)   [ ]  Fixed Flat Dollar Employer Contribution:

                             For each Plan Year, the Employer will contribute for each eligible Participant an amount equal to $______.

              (2) [ ] Discretionary Formula

              The Employer may decide each Plan Year whether to make a discretionary Employer contribution on behalf of eligible Participants in accordance with Section 4.06. Such contributions shall be allocated to eligible Participants based upon the following (check (A) or (B)):

                  (A)   [ ]  Nonintegrated Allocation Formula:

                             In the ratio that each eligible Participant's Compensation bears to the total Compensation paid to all eligible Participants for the Plan Year.

                  (B)   [ ]  Integrated Allocation Formula:

                             In accordance with Section 4.06.

              Note: An Employer who maintains any other plan that provides for Social Security Integration (permitted disparity) may not elect
              (2)(B).

              (3)  Eligibility Requirement(s)

              A Participant shall be entitled to Employer contributions for a Plan Year under this Subsection (a) if the Participant satisfies the following requirement(s) (Check the appropriate box(ex) - Options (B) and (C) may not be elected together):

                  (A)   [ ]  is employed by the Employer on the last day of the
                             Plan Year.

                  (B)   [ ]  earns at least 500 Hours of Service during the Plan
                             Year.

                  (C)   [ ]  earns at least 1,000 Hours of Service during the
                              Plan Year.

                  (D)   [ ]  no requirements.

              Note: If option (A), (B), or (C) above is selected, then Employer contributions can only be funded by the Employer after Plan Year end. Employer contributions funded during the Plan Year shall not be subject to the eligibility requirements of this section 1.05(a)(3).

     (b)      |X|  Deferral Contributions

              (1)  Regular Contributions

              The Employer shall make a Deferral Contribution in accordance with
              Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question, not to exceed 15 % (no more than 15%)
                                                       -----
              of Compensation for that period.

                  (A) A Participant may increase or decrease, on a prospective basis, his salary reduction agreement percentage (check one):

                        (i)   [ ]  As of the beginning of each payroll period.

                        (ii)  [ ]  As of the first day of each month.

                        (iii) [ ]  As of the next Entry Date.

                        (iv)  [X]  (Specify, but must be at least once per Plan
                                   Year.)

                                   January 1
                                   --------------------------------------------
                                   July 1
                                   --------------------------------------------

                  (B) A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator but in such case may not file a new salary reduction agreement until (check one):

                        (i)   [ ]  The first day of the next Plan Year.

                        (ii)  [X]  Any subsequent Plan Entry Date.

                        (iii) [ ]  (Specify, but must be at least once per Plan
                                   Year.)

                                   --------------------------------------------

                                   --------------------------------------------

              (2)  [ ]  Catch-Up Contributions

              The Employer may allow Participants upon proper notice and approval to enter into a special salary reduction agreement to make additional Deferral Contributions in an amount up to 100% of their Compensation for the payroll period(s) in the final month of the Plan Year.

              (3)  [ ]  Bonus Contributions

              The Employer may allow Participants upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions in an amount up to 100% of any Employer-paid cash bonuses made for such Participants during the Plan Year. The Compensation definition elected by the Employer in
              Section 1.04(a) must include bonuses if bonus contributions are permitted.

              Note: A Participant's contributions under (2) and/or (3) may not cause the Participant to exceed the percentage limit specified by the Employer in (1) after the Plan Year. The Employer has the right to restrict a Participant's right to make Deferral Contributions if they will adversely affect the Plan's ability to pass the actual deferral percentage test and/or the actual contribution percentage test.

              (4)  [X]  Qualified Discretionary Contributions

              The Employer may contribute an amount which it designates as a Qualified Discretionary Contribution to be included in the actual deferral percentage or actual contribution percentage test. Qualified Discretionary Contributions shall be allocated to Non-highly Compensated Employees (check one):

                  (A)   [X]  in the ratio which each such Participant's
                             Compensation for the Plan Year bears to the total of all such Participants' Compensation for the Plan Year.

                  (B)   [ ]  as a flat dollar amount for each such Participant
                             for the Plan Year.



*    (c)      [X]    Matching Contributions (only if Section 1.05(b) is checked)

              (1) The Employer shall make a Matching Contribution on behalf of each Participant in an amount equal to the following percentage of a Participant's Deferral Contributions during the Plan Year (check one):

                  (A)   [ ]  50%

                  (B)   [X]  100%

                  (C)   [ ]  _____________ %

                  (D)   [ ]  (Tiered Match) ______________ % of the first
                             _____________ % of the

*  Amendment to Section 1.05(c)(3)(A) is effective September 1, 1999

                             Participant's Compensation contributed to the
Plan.

                             _____________% of the next _________________% of
                             the Participant's Compensation contributed to the Plan.

                             _____________% of the next _________________% of
                             the Participant's Compensation contributed to the Plan.

              Note: The percentages specified above for Matching Contributions may not increase as the percentage of Compensation contributed increases.

                  (E)   [ ]  The percentage declared for the year, if any,
                             by a Board of Directors' Resolution or by a Letter of Intent for a Sole Proprietor or Partnership.

              (2) [ ] The Employer may at Plan Year end make an additional Matching Contribution equal to a percentage declared by the Employer through a Board of Directors' Resolution or by a Letter of Intent for a Sole Proprietor or Partnership of the Deferral Contributions made by each Participant during the Plan Year (only if an option is checked under Section 105(c)(1)).

         *    (3) [X]  Matching Contribution Limits (check the appropriate box):

                  (A)   [X]  Deferral Contributions in excess of 6 % of
                                                                ---
                             the Participant's Compensation for the period in question shall not be considered for Matching Contributions.

              Note: If the Employer elects a percentage limit in (A) above and requests the Trustee to account separately for matched and unmatched Deferral Contributions, the Matching Contributions allocated to each Participant must be computed, and the percentage limit applied, based upon each payroll period.

                  (B)   [ ]  Matching Contributions for each Participant for
                             each Plan Year shall be limited to $_____________.


              (4)  Eligibility Requirement(s)

              A Participant who makes Deferral Contributions during the Plan Year under Section 1.05(b) shall be entitled to Matching Contributions for that Plan Year if the Participant

*  Amendment to Section 1.05(c)(3)(A) is effective September 1, 1999 satisfies the following requirement(s) (Check the appropriate box(es). Options (B) and (C) may not be elected together):

                  (A)   [ ]  Is employed by the Employer on the last day of the
                             Plan Year.

                  (B)   [ ]  Earns at least 500 Hours of Service during the Plan
                             Year.

                  (C)   [ ]  Earns at least 1,000 Hours of Service during the
                             Plan Year.

                  (D)   [ ]  Is not a Highly Compensated Employee for the Plan
                             Year.

                  (E)   [ ]  Is not a Partner of the Employer, if the Employer
                             is a Partnership.

                  (F)   [X]  No requirements.

              Note: If option (A), (B), or (C) above is selected, then Matching Contributions can only be funded by the Employer after the Plan Year ends. Any Matching Contribution funded before Plan Year end shall not be subject to the eligibility requirements of this
              Section 1.05(c)(4). If option (A), (B), or (C) is adopted during a Plan Year, such option shall not become effective until the first day of the next Plan Year.



     (d)      [ ]     Employee After-Tax Contributions (check one):

              (1)  [ ]   Future Contributions

              Participants may make voluntary non-deductible Employee contributions pursuant to Section 4.09 of the Plan. This option may only be elected if the Employer has elected to permit Deferral Contributions under Section 1.05(b). Matching Contributions by the Employer are not allowed on any voluntary non-deductible Employee contributions. Withdrawals are limited to one per year unless Employee contributions were allowed under a previous plan document which authorized more frequent withdrawals.

              (2)  [X]   Frozen Contributions

              Participants may not make voluntary non-deductible Employee contributions, but the Employer does maintain frozen Participant voluntary non-deductible Employee Contribution Accounts.

1.06    Retirement Age(s):



     (a)      [X]     The Normal Retirement Age under the Plan is (check one):

              (1)  [X]   age 65.

              (2)  [ ]   age           (specify between 55 and 64).
                             ---------

              (3)  [ ]   later of the age ____________ (cannot exceed 65) or the
                         fifth anniversary of the Participant's Employment
                         Commencement Date.

     (b)      [ ]     The Early Retirement Age is the first day of the month
                      after the Participant attains age (specify 55 or greater) and completes Years of Service for Vesting.

     (c)      [X]     A Participant is eligible for Disability Retirement if
                      he/she (check the appropriate box(es)):

              (1)  [X]   satisfies the requirements for benefits under the
                         Employer's Long-Term Disability Plan.

              (2)  [ ]   satisfies the requirements for Social Security
                         disability benefits.

              (3)  [ ]   is determined to be disabled by a physician approved by
                         the Employer.



1.07    Vesting Schedule:  See Addendum 1A



     (a) The Participant's vested percentage in Employer contributions (Fixed or Discretionary) elected in Section 1.05(a) and/or Matching Contributions elected in Section 1.05(c) shall be based upon the schedule(s) selected below, except with respect to any Plan Year during which the Plan is Top-Heavy. The schedule elected in Section 1.12(d) shall automatically apply for a Top-Heavy Plan Year and all Plan Years thereafter unless the Employer has already elected a more favorable Vesting Schedule below.

(1)  Employer Contributions                         (2)  Matching Contributions

(check one):                                        (check one):
(A)   [ ]  N/A - No Employer Contributions          (A)   [ ]   N/A - No Matching Contributions

(B)   [X]  100% Vesting immediately                 (B)   [X]   100% Vesting immediately

(C)   [ ]  3-year cliff (see C below)               (C)   [ ]   3-year cliff (see C below)

(D)   [ ]  5-year cliff (see D below)               (D)   [ ]   5-year cliff (see D below)

(E)   [ ]  6-year graduated (see E below)           (E)   [ ]   6-year graduated (see E below)

(F)   [ ]  7-year graduated (see F below)           (F)   [ ]   7-year graduated (see F below)

(G)   [ ]  Other vesting (complete G1 below)        (G)   [ ]   Other vesting (complete G2 below)


                                    VESTING SCHEDULE
-----------------------------------------------------------------------
  Years of
Service for      C         D          E        F        G1       G2
  Vesting
-----------------------------------------------------------------------
     0          0%         0%        0%        0%      ___       ___
     1          0%         0%        0%        0%      ___       ___
     2          0%         0%        20%       0%      ___       ___
     3         100%        0%        40%      20%      ___       ___
     4         100%        0%        60%      40%      ___       ___
     5         100%       100%       80%      60%      ___       ___
     6         100%       100%      100%      80%      ___       ___
     7         100%       100%      100%      100%     100%     100%
-----------------------------------------------------------------------


Note: A schedule elected under G1 or G2 above must be at least as favorable as one of schedules in C, D, E, or F above.



     (b) [ ] Years of Service for Vesting shall exclude (check one):

              (1) [ ] for new plans service prior to the Effective Date as defined in Section 1.01(g)(1).

              (2) [ ] for existing plans converting from another plan
                      document service prior to the original Effective Date as defined in Section 1.01(g)(2).

                       Pulse Engineering, Inc. 401(k) Plan
                             Addendum No. 1A to the
                       Fidelity Profit Sharing/401(k) Plan
                     Non-Standardized Adoption Agreement 002
                                Basic Plan No. 07


                  Employer contributions and matching contributions to the Cash or Deferred Profit Sharing Plan for Employees of GTI Corporation and its Affiliates, which has been merged into the Plan as of February 1, 1999, shall be subject to the following vesting schedule:

                  Years of
                  Service for
                    Vesting                Vesting Schedule
                    -------                ----------------

                      0                             0%
                      1                            20%
                      2                            40%
                      3                            60%
                      4                            80%
                      5 or more                   100%

1.08  Predecessor Employer Service:



     Service for purposes of eligibility in Section 1.03(a)(1) and vesting in
     Section 1.07(a) of this Plan shall include service with the following employer(s):

     (a)   Xircom, Inc. (see Addendum No. 2)

     (b)   Technitrol, Inc.

     (c) GTI Corporation and Valor Electronics, Inc., including all service credited under the Cash or Deferred Profit Sharing Plan for Employees of GTI Corporation and its Affiliates.

     (d)



1.09  Participant Loans:



     Participant loans (check (a) or (b)):

     (a)      [X]   will be allowed in accordance with Section 7.09, subject to a $1,000 minimum amount, and will be granted (check (1) or (2)):

              (1)   [ ]    for any purpose.

              (2)   [ ]    for hardship withdrawal (as defined in Section 7.10)
                           purposes only:

              (3)   [X]    for the following purposes:  education, home
                           improvement or purchase, medical or hardship or any other purpose approved by the Pulse Engineering, Inc.
                           401(k) Administrative Committee

     (b)      [ ]   will not be allowed.



1.10  Hardship Withdrawals:



     Participant withdrawals for hardship prior to termination of employment (check one):

     (a)      [X]   will be allowed in accordance with Section 7.10, subject to a $1,000 minimum amount.

     (b)      [ ]   will not be allowed.

                       Pulse Engineering, Inc. 401(k) Plan
                              Addendum No. 2 to the
                       Fidelity Profit Sharing/401(k) Plan
                     Non-Standardized Adoption Agreement 002
                                Basic Plan No. 07


     Section 1.08 - Predecessor Employer Service
     -------------------------------------------

              A Participant's service with Technitrol, Inc., Xircom, Inc., GTI Corporation and Valor Electronics (including service credited under the Cash or Deferred Profit Sharing Plan of GTI Corporation and its Affiliates) shall be included for purposes of sharing in Matching Contributions described in Section 1.05(c)(1).

1.11  Distributions:



     (a) Subject to Articles 7 and 8 and (b) below, distributions under the Plan will be paid (check the appropriate box(es)):

              (1)   [X]    as a lump sum

              (2)   [ ]    under a systematic withdrawal plan (installments).



     (b) [ ] Check if a Participant will be entitled to receive a distribution of all or any portion of the following Accounts without terminating employment upon attainment of age 59 1/2 (check one):

              (1)   [ ]    Deferral Contribution Account.

              (2)   [X]    All Accounts.



     (c) [X] Check if the Plan was converted (by Plan amendment) from another defined contribution plan, and the benefits were payable as (check the appropriate box(es)):

              (1)   [X]    a form of single or joint and survivor life annuity.

              (2)   [ ]    an in-service withdrawal of vested Employer
                           contributions maintained in a Participant's Account
                           (check (A) and/or (B)):

                    (A)    [ ]   for at least ________ (24 or more) months.

                    (B)    [ ]   after the Participant has at least 60 months of
                                 participation.

              (3) [X] another distribution option that is a "protected benefit" under Section 411(d)(6) of the Internal Revenue Code. Please attach a separate page identifying the distribution option(s). These additional forms of benefit may be provided for such plans under Articles 7 or 8.

              Note: Under Federal Law, distributions to Participants must generally begin no later than April 1, following the year in which the Participant attains age 70 1/2.

                       Pulse Engineering, Inc. 401(k) Plan
                              Addendum No. 3 to the
                       Fidelity Profit Sharing/401(k) Plan
                     Non-Standardized Adoption Agreement 002
                                Basic Plan No. 07


     Section 1.11(c)(3) - Protected Benefit Options
     ----------------------------------------------

              The following distribution options shall be made available under the Plan with respect to the accounts of Participants that were transferred to the Plan, effective as of February 1, 1999, from the Cash or Deferred Profit Sharing Plan for Employees of GTI Corporation and its Affiliates:

                 1.  single life annuity;

                 2.  period certain and life annuity (5, 10 or 15 years);

                 3.  joint and survivor annuity (with 50% or 100% continuation);

                 4.  full cash refund annuity;

                 5.  annual installments over a period of five years;

                 6. after-tax contributions and earnings thereon can be withdrawn at any time, but in no event less than $500. If the Participant's total after-tax contribution account is less than $500, he may withdraw the total.

1.12  Top-Heavy Status:



     (a) The Plan shall be subject to the Top-Heavy Plan requirements of Article 9 (check one):

              (1)   [ ]    for each Plan Year.

              (2)   [X]    for each Plan Year, if any, for which the Plan is
                           Top-Heavy as defined in Section 9.02.

              (3)   [ ]    Not applicable. (This option is available for
                           plans covering only employees subject to a collective bargaining agreement and there are no Employer or Matching Contributions elected in Section 1.05.)



     (b) In determining Top-Heavy status, if necessary, for an Employer with at least one defined benefit plan, the following assumptions shall apply:

              (1)   [X]    Interest rate: 7 1/2% per annum.

              (2)   [ ]    Mortality table: 1983 GAM Table

              (3)   [ ]    Not applicable.



     (c) In the event that the Plan is treated as Top-Heavy for a Plan Year, each Non-Key Employee shall receive an Employer contribution of at least 3 (3, 4, 5 or 7 1/2)% of Compensation for the Plan Year in accordance with Section 9.03 (check one):

              (1)   [ ]    under this Plan in any event.

              (2)   [X]    under this Plan only if the Participant is not
                           entitled to such contribution under another qualified plan of the Employer.

              (3)   [ ]    Not applicable. (This option is available for
                           plans covering only Employees subject to a collective bargaining agreement and there are no Employer or Matching Contributions elected in Section 1.05.)

              Note: Such minimum Employer contribution may be less than the percentage indicated in (c) above to the extent provided in
              Section 9.03(a).

     (d) In the event that the Plan is treated as Top-Heavy for a Plan Year, the following Vesting Schedule shall apply instead of the schedule(s) elected in Section 1.07(a) for such Plan Year and each Plan Year thereafter (check one):

              (1)   [X]    100% vested after 0 (not in excess of 3) Years of
                           Service for Vesting.

              (2)   [ ]    Years of Service    Vesting Percentage     Must be at
                                                                         Least

                                    0                                      0%
                                                  -----------

                                    1                                      0%
                                                  -----------

                                    2                                      20%
                                                  -----------

                                    3                                      40%
                                                  -----------

                                    4                                      60%
                                                  -----------

                                    5                                      80%
                                                  -----------

                                    6                                      100%
                                                  -----------

              Note: If the schedule(s) elected in Section 1.07(a) is(are) more favorable in all cases than the schedule elected in (d) above, then the schedule(s) in Section 1.07(a) will continue to apply even in Plan Years in which the Plan is Top-Heavy.



1.13    Two or More Plans



-    Code Section 415 limitation on annual additions:

              If the Employer maintains or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant, the Employer must complete this section. The Employer must also complete this section if it maintains a welfare benefit fund, as defined in
              Section 419(c) of the Code, or an individual medical account, as defined in Section 415(1)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in this Plan.

     (a) If the Employer maintains, or maintained, any other defined contribution plan which is not a Master or Prototype Plan, Annual Additions for any Limitation Year to this Plan will be limited (check one):

              (1)   [X]    in accordance with Section 5.03 of this Plan.

              (2)   [ ]    in accordance with another method set forth on an
                           attached separate sheet.

              (3)   [ ]    Not applicable.

     (b) If the Employer maintains, or maintained, any defined benefit plan(s), the sum of the Defined Contribution Fraction and Defined Benefit Fraction for a Limitation year may not exceed the limitation specified in Code Section 415(c), modified by section 416(h)(1) of the Code. This combined plan limit will be met as follows (check one):

              (1)   [X]    Annual Additions to this Plan are limited so that the
                           sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0.

              (2)   [ ]    another method of limited Annual Additions or
                           reducing projected annual benefits is set forth on an attached scheduled.

              (3)   [ ]    Not applicable.



1.14    Establishment of Trust and Investment Decisions:



     (a)      Investment Directions

              Participant Accounts will be invested (check one):

              (1)   [ ]    in accordance with investment directions provided
                           to the Trustee by the Employer for allocating all Participant Accounts among the options listed in (b) below.

              (2)   [X]    in accordance with investment directions provided
                           to the Trustee by each Participant for allocating his entire Account among the options listed in (b) below.

              (3)   [ ]    in accordance with investment directions provided
                           to the Trustee by each Participant for all contribution sources in a Participant's Account except the following sources shall be invested as directed by the Employer (check (a) and/or (B)):

                  (A)      [ ]    Fixed or Discretionary Employer contributions;

                  (B)      [ ]    Employer Matching Contributions

                  The Employer must direct the applicable sources among the same investment options made available for Participant-directed sources listed in (b) below.

     (b)      Plan Investment Options

              The Employer hereby establishes a Trust under the Plan in accordance with the provisions of Article 14 and the Trustee signified acceptance of its duties under Article 14 by its signature below. Participant Accounts under the Trust will be invested among the Fidelity Funds listed below pursuant to Participant and/or Employer directions.



      Fund Name                                                   Fund Number

      (1)   Fidelity Retirement Money Market                          0630

      (2)   Fidelity Intermediate Bond Fund                           0032

      (3)   Fidelity Growth & Income Portfolio                        0027

      (4)   Fidelity Growth Company Fund                              0025

      (5)   Fidelity Overseas Fund                                    0094

      (6)   Fidelity Puritan Fund (January 1, 1996)                   0004

      (7)   Fidelity Magellan Fund (January 1, 1996)                  0021

      (8)   Fidelity Export & Multinational Fund (July 1, 1997)       0332

      (9)   Fidelity Low-Priced Stock Fund (July 1, 1997)             0316

      (10)  Fidelity Emerging Markets Fund (July 1, 1997)             0322



              To the extent that the Employer selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Employer hereby
              (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolios.

              Note: The method and frequency for change of investments will be determined under the rules applicable to the selected funds or, if applicable, the rules of the Employer adopted in accordance with
              Section 6.03. Information will be provided regarding expenses, if any, for changes in investment options.

1.15    Reliance on Opinion Letter:



              An adopting Employer may not rely on the opinion letter issued by the National office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer wishes to obtain reliance that his/her Plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of the Internal Revenue Service. Failure to fill out the Adoption Agreement properly may result in disqualification of the Plan.

              This Adoption Agreement may be used only in conjunction with Fidelity Prototype Plan Basic Plan Document No. 07. The Prototype Sponsor shall inform the adopting Employer of any amendments made to the Plan or of the discontinuance or abandonment of the prototype plan document.



1.16    Prototype Information:



        Name of Prototype Sponsor:        Fidelity Management & Research Co.

        Address of Prototype Sponsor:     82 Devonshire Street

                                          Boston, MA  02109

        Questions regarding this prototype

        document may be directed to

        the following telephone number:

        1 800 343-9184.

                                 EXECUTION PAGE

                                (EMPLOYER'S COPY)





IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed



this     3rd               day of   August           , 1999                    .
     ---------------------        -------------------    ----------------------



Employer          PULSE ENGINEERING, INC.

By                 /s/ Joel A. Miller
                  --------------------------------------------------------------
Title              Vice President, Human Resources
                  --------------------------------------------------------------


Employer          ______________________________________________________________

By                ______________________________________________________________

Title             ______________________________________________________________



Accepted by Fidelity Management Trust Company, as Trustee



By                 /s/ Eric L. Wichmann                     Date 9/20/99
                  ----------------------------------------       ---------------
Title              Authorized Signatory
                  --------------------------------------------------------------

                                 EXECUTION PAGE

                                (FIDELITY'S COPY)





IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed



this                       day of                    , 19                      .
     ---------------------        -------------------    ----------------------



Employer          PULSE ENGINEERING, INC.

By                ______________________________________________________________

Title             ______________________________________________________________



Employer          ______________________________________________________________

By                ______________________________________________________________

Title             ______________________________________________________________



Accepted by Fidelity Management Trust Company, as Trustee



By                ________________________________________   Date ______________

Title             ______________________________________________________________

                        The CORPORATEplan for Retirement

                         THE PROFIT SHARING/401(K) PLAN

                       FIDELITY BASIC PLAN DOCUMENT NO. 07








                               EXHIBIT 4.1 page i

                        THE CORPORATE PLAN FOR RETIREMENT
                           PROFIT SHARING/401(K) PLAN

ARTICLE 1
    ADOPTION AGREEMENT

ARTICLE 2
    DEFINITIONS

    2.01 - Definitions

ARTICLE 3
    PARTICIPATION

    3.01 - Date of Participation
    3.02 - Resumption of Participation Following Reemployment
    3.03 - Cessation or Resumption of Participation Following a Change in Status
    3.04 - Participation by Owner-Employee; Controlled Businesses
    3.05 - Omission of Eligible Employee

ARTICLE 4
    CONTRIBUTIONS

    4.01 - Deferral Contributions
    4.02 - Additional Limit on Deferral Contributions
    4.03 - Matching Contributions
    4.04 - Limit on Matching Contributions and Employee Contributions
    4.05 - Special Rules
    4.06 - Fixed/Discretionary Employer Contributions
    4.07 - Time of Making Employer Contributions
    4.08 - Return of Employer Contributions
    4.09 - Employee Contributions
    4.10 - Rollover Contributions
    4.11 - Deductible Voluntary Employee Contributions
    4.12 - Additional Rules for Paired Plans

ARTICLE 5
    PARTICIPANTS' ACCOUNTS

    5.01 - Individual Accounts
    5.02 - Valuation of Accounts
    5.03 - Code Section 415 Limitations

ARTICLE 6
    INVESTMENT OF CONTRIBUTIONS

    6.01 - Manner of Investment
    6.02 - Investment Decisions
    6.03 - Participant Directions to Trustee

ARTICLE 7
    RIGHT TO BENEFITS

    7.01 - Normal or Early Retirement
    7.02 - Late Retirement
    7.03 - Disability Retirement
    7.04 - Death
    7.05 - Other Termination of Employment
    7.06 - Separate Account
    7.07 - Forfeitures
    7.08 - Adjustment for Investment Experience
    7.09 - Participant Loans
    7.10 - In-Service Withdrawals
    7.11 - Prior Plan In-Service Distribution Rules

                               EXHIBIT 4.1 page ii

ARTICLE 8
    DISTRIBUTION OF BENEFITS PAYABLE AFTER TERMINATION OF SERVICE

    8.01 - Distribution of Benefits to Participants and Beneficiaries
    8.02 - Annuity Distributions
    8.03 - Joint and Survivor Annuities/Preretirement Survivor Annuities
    8.04 - Installment Distributions
    8.05 - Immediate Distributions
    8.06 - Determination of Method of Distribution
    8.07 - Notice to Trustee
    8.08 - Time of Distribution
    8.09 - Whereabouts of Participants and Beneficiaries

ARTICLE 9
    TOP-HEAVY PROVISIONS

    9.01 - Application
    9.02 - Definitions
    9.03 - Minimum Contribution
    9.04 - Adjustment to the Limitation on Contributions and Benefits
    9.05 - Minimum Vesting

ARTICLE 10
    AMENDMENT AND TERMINATION

    10.01 - Amendment by Employer
    10.02 - Amendment by Prototype Sponsor
    10.03 - Amendments Affecting Vested and/or Accrued Benefits
    10.04 - Retroactive Amendments
    10.05 - Termination
    10.06 - Distribution Upon Termination of the Plan
    10.07 - Merger or Consolidation of Plan; Transfer of Plan Assets

ARTICLE 11
    AMENDMENT AND CONTINUATION OF PREDECESSOR PLAN; TRANSFER OF FUNDS
      TO OR FROM OTHER QUALIFIED PLANS

    11.01 - Amendment and Continuation of Predecessor Plan
    11.02 - Transfer of Funds from an Existing Plan
    11.03 - Acceptance of Assets by Trustee
    11.04 - Transfer of Assets from Trust

ARTICLE 12
    MISCELLANEOUS

    12.01 - Communication to Participants
    12.02 - Limitation of Rights
    12.03 - Nonalienability of Benefits and Qualified Domestic Relations Orders
    12.04 - Facility of Payment
    12.05 - Information Between Employer and Trustee
    12.06 - Effect of Failure to Qualify Under Code
    12.07 - Notices
    12.08 - Governing Law

ARTICLE 13
    PLAN ADMINISTRATION

    13.01 - Powers and Responsibilities of the Administrator
    13.02 - Nondiscriminatory Exercise of Authority
    13.03 - Claims and Review Procedures
    13.04 - Named Fiduciary
    13.05 - Costs of Administration

                              EXHIBIT 4.1 page iii

ARTICLE 14
    TRUST AGREEMENT

    14.01 - Acceptance of Trust Responsibilities
    14.02 - Establishment of Trust Fund
    14.03 - Exclusive Benefit
    14.04 - Powers of Trustee
    14.05 - Accounts
    14.06 - Approving of Accounts
    14.07 - Distribution from Trust Fund
    14.08 - Transfer of Amounts from Qualified Plan
    14.09 - Transfer of Assets from Trust
    14.10 - Separate Trust or Fund for Existing Plan Assets
    14.11 - Voting; Delivery of Information
    14.12 - Compensation and Expenses of Trustee
    14.13 - Reliance by Trustee on other Persons
    14.14 - Indemnification by Employer
    14.15 - Consultation by Trustee with Counsel
    14.16 - Persons Dealing with the Trustee
    14.17 - Resignation or Removal of Trustee
    14.18 - Fiscal Year of the Trust
    14.19 - Discharge of Duties by Fiduciaries
    14.20 - Amendment
    14.21 - Plan Termination
    14.22 - Permitted Reversion of Funds to Employer
    14.23 - Governing Law


                               EXHIBIT 4.1 page iv

Article 1.  Adoption Agreement.
            -------------------

Article 2.  Definitions.
            ------------

2.01.  Definitions.
       ------------

        (a) Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

           (1) "Account" means an account established on the books of the Trust for the purpose of recording contributions made on behalf of a Participant and any income, expenses, gains or losses incurred thereon.

           (2) "Administrator" means the Employer adopting this Plan, or other person designated by the Employer in Section 1.01(c).

           (3) "Adoption Agreement" means Article 1, under which the Employer establishes and adopts, or amends, the Plan and Trust and designates the optional provisions selected by the Employer, and the Trustee accepts its responsibilities under Article 14. The provisions of the Adoption Agreement shall be an integral part of the Plan.

           (4) "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity or in any other form.

           (5) "Beneficiary" means the person or persons entitled under Section
           7.04 to receive benefits under the Plan upon the death of a Participant, provided that for purposes of Section 7.04 such term shall be applied in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

           (6) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           (7)  "Compensation" shall mean

                 (A) for purposes of Article 4 (Contributions), compensation as defined in Section 5.03(e)(2) excluding any items elected by the Employer in Section 1.04(a), reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are not includable in the gross income of the Participant under a salary reduction agreement by reason of the application of Sections 125, 402(a)(8), 402(h), or 403(b) of the Code; and

                 (B) for purposes of Section 2.01(a)(16) (Highly Compensated Employees), Section 5.03 (Code Section 415 Limitations), and
                 Section 9.03 (Top-Heavy Plan Minimum Contribution), compensation as defined in Section 5.03(e)(2).

                Compensation shall generally be based on the amount actually paid to the Participant during the Plan Year or, for purposes of
           Article 4 if so elected by the Employer in Section 1.04(b), during that portion of the Plan Year during which the Employee is eligible to participate. Notwithstanding the preceding sentence, compensation for purposes of Section 5.03 (Code Section 415 Limitations) shall be based on the amount actually paid or made available to the Participant during the Limitation Year. Compensation for the initial Plan Year for a new plan shall be based upon eligible Participant

                               EXHIBIT 4.1 page 1

           Compensation, subject to Section 1.04(b), from the Effective Date listed in Section 1.01(g)(1) through the end of the first Plan Year.

                In the case of any Self-Employed Individual, Compensation shall mean the Individual's Earned Income.

                For years beginning after December 31, 1988, the annual Compensation of each Participant taken into account for determining all benefits provided under the plan for any determination period shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is the amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

                If Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the Compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual compensation limit is $200,000.

                In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If the $200,000 limitation is exceeded as a result of the application of these rules, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

           (8) "Earned Income" means the net earnings of a Self-Employed Individual derived from the trade or business with respect to which the Plan is established and for which the personal services of such individual are a material income-providing factor, excluding any items not included in gross income and the deductions allocated to such items, except that for taxable years beginning after December 31, 1989 net earnings shall be determined with regard to the deduction allowed under Section 164(f) of the Code, to the extent applicable to the Employer. Net earnings shall be reduced by contributions of the Employer to any qualified plan, to the extent a deduction is allowed to the Employer for such contributions under
           Section 404 of the Code.

           (9) "Eligibility Computation Period" means each 12-consecutive month period beginning with the Employment Commencement Date and each anniversary thereof or, in the case of an Employee who, before completing the eligibility requirements set forth in Section 1.03(a)(1), incurs a break in service for participation purposes and thereafter returns to the employ of the Employer or Related Employer, each 12-consecutive month period beginning with the first day of reemployment and each anniversary thereof.

                               EXHIBIT 4.1 page 2

           A "break in service for participation purposes" shall mean an Eligibility Computation Period during which the participant does not complete more than 500 Hours of Service with the Employer.

           (10) "Employee" means any employee of the Employer, any Self-Employed Individual or Owner-Employee. The Employer must specify in Section 1.03(a)(3) any Employee or class of Employees not eligible to participate in the Plan. If the Employer elects to exclude collective bargaining employees, the exclusion applies to any employee of the Employer included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers unless the collective bargaining agreement requires the employee to be included within the Plan. The term "employee representatives" does not include any organization more than half the members of which are owners, officers, or executives of the Employer.

                  For purposes of the Plan, an individual shall be considered to become an Employee on the date on which he first completes an Hour of Service and he shall be considered to have ceased to be an Employee on the date on which he last completes an Hour of Service. The term also includes a Leased Employee, such that contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. Notwithstanding the above, a Leased Employee shall not be considered an Employee if Leased Employees do not constitute more than 20 percent of the Employer's non-highly compensated work-force (taking into account all Related Employers) and the Leased Employee is covered by a money purchase pension plan maintained by the leasing organization and providing (A) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined for purposes of Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from gross income under Section 125, Section 402(a)(8), Section 402(h) or
           Section 403(b) of the Code, (B) full and immediate vesting, and (C) immediate participation by each employee of the leasing organization.

           (11) "Employer" means the employer named in Section 1.02(a) and any Related Employers required by this Section 2.01(a)(11). If Article 1 of the Employer's Plan is the Standardized Adoption Agreement, the term "Employer" includes all Related Employers. If Article 1 of the Employer's Plan is the Non-standardized Adoption Agreement, the term "Employer" includes those Related Employers designated in Section 1.02(b).

           (12) "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service.

           (13) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

           (14) "Fidelity Fund" means any Registered Investment Company or Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans which is made available to plans utilizing the CORPORATEplan for Retirement.

           (15) "Fund Share" means the share, unit, or other evidence of ownership in a Fidelity Fund.

           (16) "Highly Compensated Employee" means both highly compensated active Employees and highly compensated former Employees.

                               EXHIBIT 4.1 page 3

                A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the "look-back year," (A) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code), (B) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year, or (C) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term "Highly Compensated Employee" also includes (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year, and (ii) Employees who are 5-percent owners at any time during the look-back year or determination year.

                If no officer has satisfied the compensation requirement of (C) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated Employee.

                For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. The Employer may elect to make the look-back year calculation for a determination on the basis of the calendar year ending with or within the applicable determination year, as prescribed by Section 414(q) of the Code and the regulations issued thereunder.

                A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                If an Employee is, during a determination year or look-back year, a family member of either a 5-percent owner who is an active or former Employee or a highly compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5-percent owner or top-ten highly compensated Employee shall be aggregated. In such case, the family member and 5-percent owner or top-ten highly compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5-percent owner or top-ten highly compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

                The determination of who is a highly compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers, and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

                               EXHIBIT 4.1 page 4

           (17) "Hour of Service" means, with respect to any Employee,

                 (A) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Employer or a Related Employer, each such hour to be credited to the Employee for the Eligibility Computation Period in which the duties were performed;

                 (B) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or Related Employer (including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Employee for the Eligibility Computation Period in which such period of time occurs, subject to the following rules:

                      (i) No more than 501 Hours of Service shall be credited under this paragraph (B) on account of any single contin-uous period during which the Employee performs no duties;

                      (ii) Hours of Service shall not be credited under this paragraph (B) for a payment which solely reimburses the Employee for medically-related expenses, or which is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws; and
                      (iii) If the period during which the Employee performs no duties falls within two or more Eligibility Computation Periods and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such Eligibility Computation Periods on any reasonable basis consistently applied with respect to similarly situated Employees; and

                 (C) Each hour not counted under paragraph (A) or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by the Employer or a Related Employer, shall be credited to the Employee for the Eligibility Computation Period to which the award or agreement pertains rather than the Eligibility Computation Period in which the award agreement or payment is made.

                     For purposes of determining Hours of Service, Employees of the Employer and of all Related Employers will be treated as employed by a single employer. For purposes of paragraphs (B) and (C) above, Hours of Service will be calculated in accordance with the provisions of Section 2530.200b-2(b) of the Department of Labor regulations, which are incorporated herein by reference.

                     Solely for purposes of determining whether a break in
                 service for participation purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of

                               EXHIBIT 4.1 page 5
                 such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (a) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or
                 (b) in all other cases, in the following computation period.

       (18) "Leased Employee" means any individual who provides services to the Employer or a Related Employer (the "recipient") but is not otherwise an employee of the recipient if (A) such services are provided pursuant to an agreement between the recipient and any other person (the "leasing organization"), (B) such individual has performed services for the recipient (or for the recipient and any related persons within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for at least one year, and (C) such services are of a type historically performed by employees in the business field of the recipient.

       (19) "Normal Retirement Age" means the normal retirement age specified in
       Section 1.06(a) of the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in Section 1.06(a).

       (20) "Owner-Employee" means, if the Employer is a sole proprietorship, the individual who is the sole proprietor, or if the Employer is a partnership, a partner who owns more than 10 percent of either the capital interest or the profits interest of the partnership.

       (21) "Participant" means any Employee who participates in the Plan in accordance with Article 3 hereof.

       (22) "Plan" means the plan established by the Employer in the form of the prototype plan, as set forth herein as a new plan or as an amendment to an existing plan, by executing the Adoption Agreement, together with any and all amendments hereto.

       (23) "Plan Year" means the 12-consecutive-month period ending on the date designated by the Employer in Section 1.01(f).

       (24) "Prototype Sponsor" means Fidelity Management and Research Company or its successor.

       (25) "Registered Investment Company" means any one or more corporations, partnerships or trusts registered under the Investment Company Act of 1940 for which Fidelity Management and Research Company serves as investment advisor.

       (26) "Related Employer" means any employer other than the Employer named in Section 1.02(a) if the Employer and such other employer are members of a controlled group of corporations (as defined in Section 414(b) of the Code) or an affiliated service group (as defined in Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c)), or such other employer is required to be aggregated with the Employer pursuant to regulations issued under Section 414(o).

                               EXHIBIT 4.1 page 6

       (27) "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the Employer or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

       (28) "Trust" means the trust created by the Employer in accordance with the provisions of Section 14.01.

       (29) "Trust Agreement" means the agreement between the Employer and the Trustee, as set forth in Article 14, under which the assets of the Plan are held, administered, and managed.

       (30) "Trust Fund" means the property held in Trust by the Trustee for the Accounts of the Participants and their Beneficiaries.

       (31) "Trustee" means the Fidelity Management Trust Company, or its successor.

       (32) "Year of Service for Participation" means, with respect to any Employee, an Eligibility Computation Period during which the Employee has been credited with at least 1,000 Hours of Service. If the Plan maintained by the Employer is the plan of a predecessor employer, an Employee's Years of Service for Participation shall include years of service with such predecessor employer. In any case in which the Plan maintained by the Employer is not the plan maintained by a predecessor employer, service for such predecessor shall be treated as service for the Employer, to the extent provided in Section 1.08.

       (33) "Years of Service for Vesting" means, with respect to any Employee, the number of whole years of his periods of service with the Employer or a Related Employer (the elapsed time method to compute vesting service), subject to any exclusions elected by the Employer in Section 1.07(b). An Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's Employment Commencement Date and ending on the date a break in service begins, unless any such years are excluded by
       Section 1.07(b). An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

             In the case of a Participant who has 5 consecutive 1-year breaks in service, all years of service after such breaks in service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Employer-derived account balance that accrues after such breaks. Both accounts will share in the earnings and losses of the fund.

             In the case of a Participant who does not have 5 consecutive 1-year breaks in service, both the pre-break and post-break service will count in vesting both the pre-break and post-break employer-derived account balance.

             A break in service is a period of severance of at least 12 consecutive months. Period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

             In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the

                               EXHIBIT 4.1 page 7
       first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of the birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement.

             If the Plan maintained by the Employer is the plan of a predecessor employer, an Employee's Years of Service for Vesting shall include years of service with such predecessor employer. In any case in which the Plan maintained by the Employer is not the plan maintained by a predecessor employer, service for such predecessor shall be treated as service for the Employer to the extent provided in Section 1.08.

(b) Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise.


Article 3.  Participation.
            --------------

3.01. Date of Participation. All Employees in the eligible class (as defined in
      ---------------------
Section 1.03(a)(3)) who are in the service of the Employer on the Effective Date will become Participants on the date elected by the Employer in Section 1.03(c). Any other Employee will become a Participant in the Plan as of the first Entry Date on which he first satisfies the eligibility requirements set forth in
Section 1.03(a). In the event that an Employee who is not a member of an eligible class (as defined in Section 1.03(a)(3)) becomes a member of an eligible class, the individual shall participate immediately if such individual had already satisfied the eligibility requirements and would have otherwise previously become a Participant.

If an eligibility requirement other than one Year of Service is elected in 1.03(a)(1), an Employee may not be required to complete a minimum number of Hours of Service before becoming a Participant. An otherwise eligible Employee subject to a minimum months of service requirement shall become a Participant on the first Entry Date following his completion of the required number of consecutive months of employment measured from his Employment Commencement Date to the coinciding date in the applicable following month. For purposes of determining consecutive months of service, the Related Employer and predecessor employer rules contained in Sections 2.01(a)(17) and 2.01(a)(32) shall apply.

3.02. Resumption of Participation Following Reemployment. If a Participant
      --------------------------------------------------
ceases to be an Employee and thereafter returns to the employ of the Employer he will be treated as follows:

       (a) he will again become a Participant on the first date on which he completes an Hour of Service for the Employer following his reemployment and is in the eligible class of Employees as defined in Section 1.03(a)(3), and

       (b) any distribution which he is receiving under the Plan will cease except as otherwise required under Section 8.08.

3.03. Cessation or Resumption of Participation Following a Change in Status. If
      ---------------------------------------------------------------------
any Participant continues in the employ of the Employer or Related Employer but ceases to be a member of an eligible class as defined in Section 1.03(a)(3), the individual shall continue to be a Participant for most purposes until the entire amount of his benefit is distributed; however, the individual shall not be entitled to receive an allocation of contributions or forfeitures during the

                               EXHIBIT 4.1 page 8
period that he is not a member of the eligible class. Such Participant shall continue to receive credit for service completed during the period for purposes of determining his vested interest in his Accounts. In the event that the individual subsequently again becomes a member of an eligible class of Employees, the individual shall resume full participation immediately upon the date of such change in status.

3.04.  Participation by Owner-Employee; Controlled Businesses.
       ------------------------------------------------------
If the Plan provides contributions or benefits for one or more Owner-Employees who control both the trade or business with respect to which the Plan is established and one or more other trades or businesses, the Plan and any plan established with respect to such other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and 401(d) of the Code with respect to the employees of this and all such other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of each such other trade or business must be included in a plan which satisfies Sections 401(a) and 401(d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under the Plan.

        If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

       For purposes of this Section, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such Owner-Employees together, (a) own the entire interest in an unincorporated trade or business or (b) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in such partnership. For this purpose, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership controlled by such Owner-Employee or such Owner-Employees.

3.05. Omission of Eligible Employee. If any Employee who should be included as a
      -----------------------------
Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution, if necessary, so that the omitted Employee receives the total amount which the said Employee would have received had he not been omitted. For purposes of this Section 3.05, the term "contribution" shall not include Deferral Contributions and Matching Contributions made pursuant to Sections 4.01 and 4.03, respectively.


Article 4.  Contributions.
            -------------

4.01.  Deferral Contributions.
       ----------------------

       (a) 4.01. If so provided by the Employer in Section 1.05(b), each Participant may elect to execute a salary reduction agreement with the Employer to reduce his Compensation by a specified percentage not exceeding 15% per payroll period, subject to any exceptions elected by the Employer in Section 1.05(b)(2) and 1.05(b)(3) and equal to a whole number multiple of one (1) percent. Such agreement shall become effective on the first day of the first payroll period for which the Employer can reasonably process the request. The Employer shall make a Deferral

                               EXHIBIT 4.1 page 9

       Contribution on behalf of the Participant corresponding to the amount of said reduction, subject to the restrictions set forth below. Under no circumstances may a salary reduction agreement be adopted retroactively.

       (b) A Participant may elect to change or discontinue the percentage by which his Compensation is reduced by notice to the Employer as provided in Section 1.05(b)(1).

       (c) No Participant shall be permitted to have Deferral Contributions made under the Plan, or any other qualified plan maintained by the Employer, during the taxable year, in excess of the dollar limitation contained in
       Section 402(g) of the Code in effect at the beginning of such taxable year.

           A Participant may assign to the Plan any Excess Deferrals made during the taxable year of the Participant by notifying the Plan Administrator on or before March 15 following the taxable year of the amount of the Excess Deferrals to be assigned to the Plan. A Participant is deemed to notify the Administrator of any Excess Deferrals that arise by taking into account only those Deferral Contributions made to the Plan and any other plan of the Employer. Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Deferrals were so assigned for the preceding year and who claims Excess Deferrals for such taxable year.

           "Excess Deferrals" shall mean those Deferral Contributions that are includable in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Deferral Contributions for a taxable year exceed the dollar limitation under such Code section. For purposes of determining Excess Deferrals, the term "Deferral Contributions" shall include the sum of all Employer Contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under
       Section 457 of the Code, any plan as described under Section 501(c)(18) of the Code, and any Employer Contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. Deferral Contributions shall not include any deferrals properly distributed as excess annual additions. Excess Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

           Excess Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Deferrals is
       (1) income or loss allocable to the Participant's Deferral Contributions Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Deferrals for the year and the denominator is the Participant's Account balance attributable to Deferral Contributions without regard to any income or loss occurring during such taxable year, or (2) such other amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating the distributions required under this Section 4.01(c) and Sections 4.02(d) and 4.04(d) for the Plan Year, and is used by the Plan in allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income or loss.

                               EXHIBIT 4.1 page 10

       (d) In order for the Plan to comply with the requirements of Sections 401(k), 402(g) and 415 of the Code and the regulations promulgated thereunder, at any time in a Plan Year the Administrator may reduce the rate of Deferral Contributions to be made on behalf of any Participant, or class of Participants, for the remainder of that Plan Year, or the Administrator may require that all Deferral Contributions to be made on behalf of a Participant be discontinued for the remainder of that Plan Year. Upon the close of the Plan Year or such earlier date as the Administrator may determine, any reduction or discontinuance in Deferral Contributions shall automatically cease until the Administrator again determines that such a reduction or discontinuance of Deferral Contributions is required.

4.02.  Additional Limit on Deferral Contributions.
       ------------------------------------------

       (a) The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

           (1) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

           (2) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

       (b) The following special rules apply for the purposes of this Section:

           (1) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Deferral Contributions (and Qualified Discretionary Contributions if treated as Deferral Contributions for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if such Deferral Contributions (and, if applicable, such Qualified Discretionary Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

           (2) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

                               EXHIBIT 4.1 page 11

           (3) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Deferral Contributions (and Qualified Discretionary Contributions if treated as Deferral Contributions for purposes of the ADP test) and Compensation of such Participant shall include the Deferral Contributions (and, if applicable, Qualified Discretionary Contributions) and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to between the end of the Plan Year and the date of distribution shall be disregarded in determining income or loss.

           Excess Contributions shall be distributed from the Participant's Qualified Discretionary Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Deferral Contributions account.


           (4) For purposes of determining the ADP test, Deferral Contributions and Qualified Discretionary Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

           (5) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Discretionary Contributions used in such test.

           (6) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

       (c) The following definitions shall apply for purposes of this Section:

           (1) "Actual Deferral Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (A) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (B) the Participant's Compensation for such Plan Year. Employer contributions on behalf of any Participant shall include (i) any Deferral Contributions made pursuant to the Participant's deferral election, including Excess Deferrals of Highly Compensated Employees, but excluding (a) Excess Deferrals of Non-highly Compensated Employees that arise solely from Deferral Contributions made under the Plan or plans of the Employer and (b) Deferral Contributions that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Deferral Contributions) and (ii) at the election of the Employer, Qualified Discretionary Contributions. Matching Contributions, whether or not non-forfeitable when made, shall not be considered as Employer Contributions for purposes of this paragraph. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Deferral Contributions shall be treated as a Participant on whose behalf no Deferral Contributions are made.

           (2) "Excess Contributions" shall mean, with respect to any Plan Year, the excess of

                (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

                               EXHIBIT 4.1 page 12

                (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

           (3) "Qualified Discretionary Contributions" shall mean contributions made by the Employer as elected in Section 1.05(b)(4) and allocated to Participant Accounts of Non-highly Compensated Employees that such Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, and that are distributable only in accordance with the distribution provisions that are applicable to Deferral Contributions. Participants shall not be required to satisfy any hours of service or employment requirement in order to receive an allocation of such contributions.

       (d) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten- (10-) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the family members in proportion to the Deferral Contributions (and amounts treated as Deferral Contributions) of each family member that is combined to determine the combined ADP.

       Excess Contributions shall be treated as annual additions under the Plan.

       Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is (1) income or loss allocable to the Participant's Deferral Contribution Account (and if applicable, the Qualified Discretionary Contribution Account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Account balance attributable to Deferral Contributions without regard to any income or loss occurring during such Plan Year, or (2) an amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating any distributions required under Section 4.02(d) and Sections 4.01(c) and 4.04(d) for the Plan Year, and is used by the Plan in allocating income or loss to the Participants' Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distibution shall be disregarded in determining income or loss.

       Excess Contributions shall be distributed from the Participant's Qualified Discretionary Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant's Deferral Contributions Account.

4.03 Matching Contributions: If so provided by the Employer in Section 1.05(c),
     ----------------------
the Employer shall make a Matching Contribution on behalf of each Participant who had Deferral Contributions made on his behalf during the year and who meets the requirement, if any, of Section 1.05(c)(4). The amount of the Matching

                               EXHIBIT 4.1 page 13

Contribution shall be determined in accordance with Section 1.05(c), subject to the limitations set forth in Section 4.04 and Section 404 of the Code. Matching Contributions will not be allowed to be made by the Employer on any voluntary non-deductible Employee Contributions.

4.04  Limit on Matching Contributions and Employee Contributions:

       (a) The Average Contribution Percentage (hereinafter "ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

           (1) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

           (2) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

       (b) The following special rules apply for purposes of this section:

           (1) If one or more Highly Compensated Employees participate in both a qualified cash or deferred arrangement described in Section 401(k) of the Code (hereafter "CODA") and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

           (2) For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

                               EXHIBIT 4.1 page 14

           (3) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

           (4) For purposes of determining the Contribution percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members (as defined in Section 414(q)(6) of the Code). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

           (5) For purposes of determining the Contribution Percentage test, Employee Contributions made pursuant to Section 1.05(d)(1) are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Discretionary Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

           (6) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Discretionary Contributions used in such test.

           (7) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of Treasury.

       (c) The following definitions shall apply for purposes of this Section:

           (1) "Aggregate Limit" shall mean the greater of (A) or (B) where (A) is the sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the Plan subject to Section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP and where (B) is the sum of (i) 125 percent of the lesser of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the Plan subject to Section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the greater of such ADP or ACP.

           (2) "Average Contribution Percentage" or "ACP" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

           (3) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.

                               EXHIBIT 4.1 page 15

           (4) "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions and Matching Contributions made under the plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. If so elected by the Employer in Section 1.05(b)(4), the Employer may include Qualified Discretionary Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Deferral Contributions in the Contribution Percentage Amounts so long as the ADP test is met before the Deferral Contributions are used in the ACP test and continues to be met following the exclusion of those Deferral Contributions that are used to meet the ACP test.

           (5) "Deferral Contribution" shall mean any contribution made at the election of the Participant pursuant to a salary reduction agreement in accordance with Section 4.01(a).

           (6) "Eligible Participant" shall mean any Employee who is eligible to make an Employee Contribution, or a Deferral Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution.

           (7) "Employee Contribution" shall mean any voluntary non-deductible contribution made to the plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained in a separate Account to which earnings and losses are allocated.

           (8) "Matching Contribution" shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant's Deferral Contribution.

           (9) "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of

                (A) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                (B) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in the order of their Contribution Percentages beginning with the highest of such percentages).

                    Such determination shall be made after first determining
                Excess Deferrals pursuant to Section 4.01 and then determining Excess Contributions pursuant to Section 4.02.

       (d) Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the family members in proportion to

                               EXHIBIT 4.1 page 16
       the Employee and Matching Contributions of each family member that is combined to determine the combined ACP. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

           Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is (1) income or loss allocable to the Participant's Employee Contribution Account, Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and if applicable, Qualified Non-elective Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to income or loss occurring during such Plan Year, or (2) such other amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating any distributions required under Section 4.04(d) and Sections 4.01(c) and 4.02(d) for the Plan Year, and is used by the Plan in allocating income or loss to the Participants' Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income or loss.

           Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions; the forfeitures shall be held in the money market fund, if any, listed in Section 1.14(b) pending such application.

           Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a prorata basis from the Participant's Employee Contribution Account, Matching Contribution Account and if applicable, the Participant's Deferral Contributions Account or Qualified Discretionary Contribution Account or both.

4.05. Special Rules. Deferral Contributions and Qualified Discretionary
      -------------
Contributions and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant's or beneficiary's or beneficiaries' election, earlier than upon separation from service, death, or disability, except as otherwise provided in
Section 7.10, 7.11 or 10.06. Such amounts may also be distributed, but after March 31, 1988, in the form of a lump sum only, upon

                (a) Termination of the Plan without establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan as defined in Section 408(k) of the Code.

                (b) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

                (c) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(2) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

                               EXHIBIT 4.1 page 17

        The Participant's accrued benefit derived from Deferral Contributions, Qualified Discretionary Contributions and Employee Contributions (as defined in
Section 4.09) is nonforfeitable. Separate Accounts for Deferral Contributions, Qualified Discretionary Contributions, Employee Contributions and Matching Contributions will be maintained for each Participant. Each Account will be credited with the applicable contributions and earnings thereon.


4.06. Fixed/Discretionary Employer Contributions. If so provided by the Employer
      ------------------------------------------
in Sections 1.05(a)(1) or 1.05(a)(2), for the Plan Year in which the Plan is adopted and for each Plan Year thereafter, the Employer will make Fixed or Discretionary Employer contributions to the Trust in accordance with Section
1.05 to be allocated as follows:

                (a) Fixed Employer contributions shall be allocated among eligible Participants (as determined in accordance with Section 1.05(a)(3)) in the manner specified in Section 1.05(a).

                (b) Discretionary Employer contributions shall be allocated among eligible Participants, as determined in accordance with Section 1.05(a)(3), as follows:

                          (1) If the Non-Integrated Formula is elected in
                          Section 1.05(a)(2)(A), such contributions shall be allocated to eligible Participants in the ratio that each Participant's Compensation bears to the total Compensation paid to all eligible Participants for the Plan Year; or

                          (2) If the Integrated Formula is elected in Section 1.05(a)(2)(B), such contributions shall be allocated in the following steps:

                              (A) First, to each eligible Participant in the same ratio that the sum of the Participant's Compensation and Excess Compensation for the Plan Year bears to the sum of the Compensation and Excess Compensation of all Participants for the Plan Year. This allocation as a percentage of the sum of each Participant's Compensation and Excess Compensation shall not exceed 5.7%.

                              (B) Any remaining Discretionary Employer
                              Contribution shall be allocated to each eligible Participant in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

                         For purposes of this Section, "Excess Compensation" means Compensation in excess of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year. Further, this Section 4.06(b)(2) shall be modified as provided in Section 9.03 for years in which the Plan is top heavy under Article 9.

4.07. Time of Making Employer Contributions. The Employer will pay its
      -------------------------------------
contribution for each Plan Year not later than the time prescribed by law for filing the Employer's federal income tax return for the fiscal (or taxable) year with or within which such Plan Year ends (including extensions thereof). The

                               EXHIBIT 4.1 page 18

Trustee will have no authority to inquire into the correctness of the amounts contributed and paid over to the Trustee, to determine whether any contribution is payable under this Article 4, or to enforce, by suit or otherwise, the Employer's obligation, if any, to make a contribution to the Trustee.

4.08. Return of Employer Contributions. The Trustee shall, upon request by the
      --------------------------------
Employer, return to the Employer the amount (if any) determined under Section
14.22. Such amount shall be reduced by amounts attributable thereto which have been credited to the Accounts of Participants who have since received distributions from the Trust, except to the extent such amounts continue to be credited to such Participants' Accounts at the time the amount is returned to the Employer. Such amount shall also be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto, but will not be increased by the gains and income of the Trust attributable thereto, if and to the extent such gains and income exceed the losses attributable thereto. In no event will the return of a contribution hereunder cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been credited to the Account had the mistaken amount not been contributed.

4.09. Employee Contributions. If the Employer elected to permit Deferral
      ----------------------
Contributions in Section 1.05(b) and if so provided by the Employer in Section 1.05(d), each Participant may elect to make Employee Contributions to the Plan in accordance with the rules and procedures established by the Employer and in an amount not less than one percent (1%) and not greater than ten percent (10%) of such Participant's Compensation for the Plan Year. Such contributions and all Employee Contributions for Plan Years beginning after December 31, 1986, shall be subject to the nondiscrimination requirements of Section 401(m) of the Code as set forth in Section 4.04.

        For purposes of this Plan, "Employee Contributions" shall mean any voluntary non-deductible contribution made to a plan by or on behalf of a Participant that is or was included in the Participant's gross income in the year in which made and that is maintained under a separate account to which applicable earnings and losses are allocated. Excess Contributions may not be recharacterized as Employee Contributions.

        Employee Contributions shall be paid over to the Trustee not later than thirty (30) days following the end of the month in which the Participant makes the contribution. A Participant shall have a fully vested 100% nonforfeitable right to his Employee Contributions and the earnings or losses allocated thereon. Distributions of Employee Contributions shall be made in accordance with Section 7.10.

4.10.  Rollover Contributions.
       ----------------------

        (a) Rollover of Eligible Rollover Distributions
            -------------------------------------------

           (1) An Employee who is or was a distributee of an "eligible rollover distribution"(as defined in Section 402(c)(4) of the Code and the regulations issued thereunder) from a qualified plan may directly transfer all or any portion of such distribution to the Trust or transfer all or any portion of such distribution to the Trust within sixty (60) days of payment. The transfer shall be made in the form of cash or allowable Fund Shares only.

           (2) The Employer may refuse to accept rollover contributions or instruct the Trustee not to accept rollover contributions under the Plan.

                               EXHIBIT 4.1 page 19

       (b) Treatment of Rollover Amount.
           ----------------------------

           (1) An account will be established for the transferring Employee under Article 5, the rollover amount will be credited to the account and such amount will be subject to the terms of the Plan, including
           Section 8.01, except as otherwise provided in this Section 4.10.

           (2) The rollover account will at all times be fully vested in and nonforfeitable by the Employee.

       (c) Entry into Plan by Transferring Employee. Although an amount may be
           ----------------------------------------
       transferred to the Trust Fund under this Section 4.10 by an Employee who has not yet become a Participant in accordance with Article 3, and such amount is subject to the terms of the Plan as described in paragraph (b) above, the Employee will not become a Participant entitled to share in Employer contributions until he has satisfied such requirements.

       (d) Monitoring of Rollovers.
           -----------------------

           (1) The Administrator shall develop such procedures and require such information from transferring Employees as it deems necessary to insure that amounts transferred under this Section 4.10 meet the requirements for tax-free rollovers established by such Section and by Section 402(c) of the Code. No such amount may be transferred until approved by the Administrator.

           (2) If a transfer made under this Section 4.10 is later determined by the Administrator not to have met the requirements of this Section or of the Code or Treasury regulations, the Trustee shall, within a reasonable time after such determination is made, and on instructions from the Administrator, distribute to the Employee the amounts then held in the Trust attributable to the transferred amount.

4.11. Deductible Voluntary Employee Contributions. The Administrator will not
      -------------------------------------------
accept deductible Employee Contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate Account which will be nonforfeitable at all times and which will share in the gains and losses of the trust in the same manner as described in Section 5.02. No part of the deductible voluntary contribution Account will be used to purchase life insurance. Subject to Article 8, the Participant may withdraw any part of the deductible voluntary contribution Account upon request.

4.12. Additional Rules for Paired Plans. If the Employer has adopted a qualified
      ---------------------------------
plan under Fidelity Basic Plan Document No. 09 which is to be considered as a paired plan with this Plan, the elections in Section 1.03 must be identical to the Employer's corresponding elections for the other plan. When the paired plans are top-heavy or are deemed to be top-heavy as provided in Section 9.01, the plan paired with this Plan will provide a minimum contribution to each non-key Employee which is equal to 3 percent (or such other percent elected by the Employer in Section 1.12(c)) of such Employee's Compensation. Notwithstanding the preceding sentence, the minimum contribution shall be provided by this Plan if contributions under the other plan paired with this Plan are frozen.


Article 5.  Participants' Accounts.
            ----------------------

5.01. Individual Accounts. The Administrator will establish and maintain an
      -------------------
Account for each Participant which will reflect Employer and Employee

                               EXHIBIT 4.1 page 20

Contributions made on behalf of the Participant and earnings, expenses, gains and losses attributable thereto, and investments made with amounts in the Participant's Account. The Administrator will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan.

5.02. Valuation of Accounts. Participant Accounts will be valued at their fair
      ---------------------
market value at least annually as of a date specified by the Administrator in accordance with a method consistently followed and uniformly applied, and on such date earnings, expenses, gains and losses on investments made with amounts in each Participant's Account will be allocated to such Account. Participants will be furnished statements of their Account values at least once each Plan Year.

5.03.  Code Section 415 Limitations.  Notwithstanding any other provisions of
       ----------------------------
the Plan:

        Subsections (a)(1) through (a)(4)--(These subsections apply to Employers who do not maintain any qualified plan, including a Welfare Benefit Fund, an Individual Medical Account, or a simplified employee pension in addition to this Plan.)

        (a)(1) If the Participant does not participate in, and has never participated in any other qualified plan, Welfare Benefit Fund, Individual Medical Account, or a simplified employee pension, as defined in section 408(k) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 5.03(e)(1), the amount of Annual Additions to a Participant's Account for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

        (a)(2) Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of a reasonable estimation of the Participant's compensation for such Limitation Year, uniformly determined for all Participants similarly situated. Any Employer contributions based on estimated annual compensation shall be reduced by any Excess Amounts carried over from prior years.

        (a)(3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

        (a)(4) If, pursuant to subsection (a)(3) or as a result of the allocation of forfeitures or a reasonable error in determining the total Elective Deferrals there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess Amount shall be disposed of as follows:

              (A) Any nondeductible voluntary employee contributions ("employee contributions") or Elective Deferrals, to the extent they would reduce the Excess Amount, will be returned to the Participant. Any gains attributable to returned employee contributions will also be returned or will be treated as additional employee contributions for the Limitation Year in which the employee contributions were made.

                               EXHIBIT 4.1 page 21

              (B) If after the application of paragraph (A) an Excess amount still exists and the Participant is in the service of the Employer which is covered by the Plan at the end of the Limitation Year, then such Excess Amount shall be reapplied to reduce future Employer contributions under this Plan for the next Limitation Year (and for each succeeding year, as necessary) for such Participant, so that in each such Year the sum of actual Employer contributions plus the reapplied amount shall equal the amount of Employer contributions which would otherwise be made to such Participant's Account.

              (C) If after the application of paragraph (A) an Excess Amount still exists and the Participant is not in the service of the Employer which is covered by the Plan at the end of a Limitation Year, then such Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year if necessary.

              (D) If a suspense account is in existence at any time during the Limitation Year pursuant to this subsection, it will not participate in the allocation of the Trust Fund's investment gains and losses. All amounts in the suspense account must be allocated to the Accounts of Participants before any Employer contribution may be made for the Limitation Year. Except as provided in paragraph (A), Excess Amounts may not be distributed to Participants or former Participants.

        Subsections (b)(1) through (b)(6)--(These subsections apply to Employers who, in addition to this Plan, maintain one or more plans, all of which are qualified Master or Prototype defined contribution Plans, any Welfare Benefit Fund, any Individual Medical Account, or any simplified employee pension.)

        (b)(1) If, in addition to this Plan, the Participant is covered under any other qualified defined contribution plans (all of which are qualified Master or Prototype Plans), Welfare Benefit Funds, Individual Medical Accounts, or simplified employee pension Plans, maintained by the Employer, that provide an annual addition as defined in Section 5.03(e)(1), the amount of Annual Additions to a Participant's Account for a Limitation Year shall not exceed the lesser of

              (A) the Maximum Permissible Amount, reduced by the sum of any Annual Additions to the Participant's accounts for the same Limitation Year under such other qualified Master or Prototype defined contribution plans, and Welfare Benefit Funds, Individual Medical Accounts, and simplified employee pensions, or

              (B) any other limitation contained in this Plan.

        If the annual additions with respect to the Participant under other qualified Master or Prototype defined contribution Plans, Welfare Benefit Funds, Individual Medical Accounts, and simplified employee pensions maintained by the Employer are less than the maximum permissible amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other qualified Master or Prototype defined contribution Plans, Welfare Benefit Funds, Individual Medical Accounts, and simplified employee pensions in the aggregate are

                               EXHIBIT 4.1 page 22
        equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's account under this plan for the limitation year.

        (b)(2) Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amounts referred to in
        (b)(1)(A) above may be determined on the basis of a reasonable estimation of the Participant's compensation for such Limitation Year, uniformly determined for all Participants similarly situated. Any Employer contribution based on estimated annual compensation shall be reduced by any Excess Amounts carried over from prior years.

        (b)(3) As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in (b)(1)(A) shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

        (b)(4) If a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a Welfare Benefit Fund or Individual Medical Account regardless of the actual allocation date.

        (b)(5) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of

              (A) the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Section 415 of the Code), and

              (B) the ratio of (i) the Annual Additions allocated to the Participant as of such date under this Plan, and (ii) the Annual Additions allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

        (b)(6) Any Excess Amounts attributed to this Plan shall be disposed of as provided in subsection (a)(4).

        Subsection (c)--(This subsection applies only to Employers who, in addition to this Plan, maintain one or more qualified plans which are qualified defined contribution plans other than Master or Prototype Plans.)

       (c) If the Employer also maintains another plan which is a qualified defined contribution plan other than a Master or Prototype Plan, Annual Additions allocated under this Plan on behalf of any Participant shall be limited in accordance with the provisions of (b)(1) through (b)(6), as though the other plan were a Master or Prototype Plan, unless the Employer provides other limitations in the Adoption Agreement.

        Subsection (d)--(This subsection applies only to Employers who, in addition to this Plan, maintain or at any time maintained a qualified defined benefit plan.)

       (d) If the Employer maintains, or at any time maintained, a qualified defined benefit plan, the sum of any Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed the combined

                               EXHIBIT 4.1 page 23
       plan limitation of 1.0 in any Limitation Year. The combined plan limitation will be met as provided by the Employer in the Adoption Agreement.

        Subsections (e)(1) through (e)(11)--(Definitions.)
        --------------------------------------------------

        (e)(1) "Annual Additions" means the sum of the following amounts credited to a Participant for a Limitation Year:

              (A)  all Employer contributions,

              (B)  all Employee Contributions,

              (C)  all forfeitures,

              (D) amounts allocated, after March 31, 1984, to an Individual Medical Account which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a Welfare Benefit Fund maintained by the Employer are treated as Annual Additions to a defined contribution plan, and

              (E) allocations under a simplified employee pension.

              For purposes of this Section 5.03, amounts reapplied to reduce Employer contributions under subsection (a)(4) shall also be included as Annual Additions.

        (e)(2) "Compensation" means wages as defined in Section 3401(a) of the Code and all other payments of compensation to an employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code. Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code.)

        For any Self-Employed Individual compensation will mean Earned Income.

        For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this article, compensation for a limitation year is the compensation actually paid or made available during such limitation year.


        (e)(3) "Defined Benefit Fraction" means a fraction, the numerator of which is the sum of the Participant's annual benefits (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) under all the defined benefit plans (whether or not terminated) maintained by the Employer, each such annual benefit computed on the assumptions that the Participant will remain in employment until the normal retirement age under each such plan (or the Participant's current age, if later) and that all other factors used to determine benefits under such plan will remain constant for all future Limitation Years, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year

                               EXHIBIT 4.1 page 24
        under Sections 415(b)(1)(A) and 415(d) of the Code or 140 percent of the Participant's highest average Compensation for 3 consecutive calendar years of service during which the Participant was active in each such plan, including any adjustments under Section 415(b) of the Code. However, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986 then the denominator of the Defined Benefit Fraction shall not be less than 125 percent of the Participant's total accrued benefit as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986, under all such defined benefit plans that met, individually and in the aggregate, the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

        (e)(4) "Defined Contribution Fraction" means a fraction, the numerator of which is the sum for the current and all prior Limitation Years of
        (A) all Annual Additions (if any) to the Participant's accounts under each defined contribution plan (whether or not terminated) maintained by the Employer and (B) all Annual Additions attributable to the Participant's nondeductible Employee Contributions to all defined benefit plans (whether or not terminated) maintained by the Employer, and the Participant's Annual Additions attributable to all Welfare Benefit Funds, Individual Medical Accounts, and simplified employee pensions, maintained by the Employer, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years during which the Participant was an Employee (regardless of whether the Employer maintained a defined contribution plan in any such year).

              The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation in effect under Section 415(c)(1)(A) of the Code for each such year or 35 percent of the Participant's Compensation for each such year.

              If the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, then the numerator of the Defined Contribution Fraction shall be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 and (ii) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

              The annual addition for any limitation year beginning before January 1, 1987 shall not be recomputed to treat all employee contributions as annual additions.

        (e)(5) "Employer" means the Employer and any Related Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) or which constitutes trades or businesses (whether or not incorporated) which are under common control

                               EXHIBIT 4.1 page 25

        (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code) or which constitutes an affiliated service group (as defined in Section 414(m)of the Code) and any other entity required to be aggregated with the Employer pursuant to regulations issued under
        Section 414(o) of the Code, all such employers shall be considered a single employer for purposes of applying the limitations of this Section 5.03.

        (e)(6) "Excess Amount" means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

        (e)(7) "Individual Medical Account" means an individual medical account as defined in Section 415(l)(2) of the Code.

        (e)(8) "Limitation Year" means the Plan Year. All qualified plans of the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

        (e)(9) "Master or Prototype Plan" means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

        (e)(10) "Maximum Permissible Amount" means for a Limitation Year with respect to any Participant the lesser of (A) $30,000 or, if greater, 25 percent of the dollar limitation set forth in Section 415(b)(1) of the Code, as in effect for the Limitation Year, or (B) 25 percent of the Participant's Compensation for the Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible Amount will not exceed the limitation in (e)(10)(A) multiplied by a fraction whose numerator is the number of months in the short Limitation Year and whose denominator is 12.

              The compensation limitation referred to in subsection (e)(10)(B) shall not apply to any contribution for medical benefits within the meaning of Section 401(h) or Section 419A(f)(2) of the Code after separation from service which is otherwise treated as an Annual Addition under Section 419A(d)(2) or Section 415(l)(1) of the Code.

        (e)(11) "Welfare Benefit Fund" means a welfare benefit fund as defined in Section 419(e) of the Code.


Article 6.  Investment of Contributions.
            ---------------------------

6.01. Manner of Investment. All contributions made to the Accounts of
      --------------------
Participants shall be held for investment by the Trustee. The Accounts of Participants shall be invested and reinvested only in eligible investments selected by the Employer in Section 1.14(b), subject to Section 14.10.

6.02. Investment Decisions. Investments shall be directed by the Employer or by
      --------------------
each Participant or both, in accordance with the Employer's election in Section 1.14(a). Pursuant to Section 14.04, the Trustee shall have no discretion or authority with respect to the investment of the Trust Fund.

       (a) With respect to those Participant Accounts for which Employer investment direction is elected, the Employer has the right to direct the

                               EXHIBIT 4.1 page 26

       Trustee in writing with respect to the investment and reinvestment of assets comprising the Trust Fund in the Fidelity Fund(s) designated in
       Section 1.14(b) and as allowed by the Trustee.

       (b) If Participant investment direction is elected, each Participant shall direct the investment of his Account among the Fidelity Funds listed in Section 1.14(b). The Participant shall file initial investment instructions with the Administrator, on such form as the Administrator may provide, selecting the Funds in which amounts credited to his Account will be invested.

           (1) Except as provided in this Section 6.02, only authorized Plan contacts and the Participant shall have access to a Participant's Account. While any balance remains in the Account of a Participant after his death, the Beneficiary of the Participant shall make decisions as to the investment of the Account as though the Beneficiary were the Participant. To the extent required by a qualified domestic relations order as defined in Section 414(p) of the Code, an alternate payee shall make investment decisions with respect to a Participant's Account as though such alternate payee were the Participant.

           (2) If the Trustee receives any contribution under the Plan as to which investment instructions have not been provided, the Trustee shall promptly notify the Administrator and the Administrator shall take steps to elicit instructions from the Participant. The Trustee shall credit any such contribution to the Participant's Account and such amount shall be invested in the Fidelity Fund selected by the Employer for such purposes or, absent Employer selection, in the most conservative Fidelity Fund listed in Section 1.14(b), until investment instructions have been received by the Trustee.

       (c) All dividends, interest, gains and distributions of any nature received in respect of Fund Shares shall be reinvested in additional shares of that Fidelity Fund.

       (d) Expenses attributable to the acquisition of investments shall be charged to the Account of the Participant for which such investment is made.

6.03. Participant Directions to Trustee. All Participant initial investment
      ---------------------------------
instructions filed with the Administrator pursuant to the provisions of Section
6.02 shall be promptly transmitted by the Administrator to the Trustee. A Participant shall transmit subsequent investment instructions directly to the Trustee by means of the telephone exchange system maintained by the Trustee for such purposes. The method and frequency for change of investments will be determined under the (a) rules applicable to the investments selected by the Employer in Section 1.14(b) and (b) the additional rules of the Employer, if any, limiting the frequency of investment changes, which are included in a separate written administrative procedure adopted by the Employer and accepted by the Trustee. The Trustee shall have no duty to inquire into the investment decisions of a Participant or to advise him regarding the purchase, retention or sale of assets credited to his Account.



Article 7.  Right to Benefits.
            -----------------

7.01. Normal or Early Retirement. Each Participant who attains his Normal
      --------------------------
Retirement Age or, if so provided by the Employer in Section 1.06(b), Early

                               EXHIBIT 4.1 page 27

Retirement Age, will have a 100-percent nonforfeitable interest in his Account regardless of any vesting schedule elected in Section 1.07. If a Participant retires upon the attainment of Normal or Early Retirement Age, such retirement is referred to as a normal retirement. Upon his normal retirement the balance of the Participant's Account, plus any amounts thereafter credited to his Account, subject to the provisions of Section 7.08, will be distributed to him in accordance with Article 8.

       If a Participant separates from service before satisfying the age requirements for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement distribution upon satisfaction of such age requirement.

7.02. Late Retirement. If a Participant continues in the service of the Employer
      ---------------
after attainment of Normal Retirement Age, he will continue to have a 100-percent nonforfeitable interest in his Account and will continue to participate in the Plan until the date he establishes with the Employer for his late retirement. Until he retires, he has a continuing election to receive all or any portion of his Account. Upon the earlier of his late retirement or the distribution date required under Section 8.08, the balance of his Account, plus any amounts thereafter credited to his Account, subject to the provisions of
Section 7.08, will be distributed to him in accordance with Article 8 below.

7.03. Disability Retirement. If so provided by the Employer in Section 1.06(c),
      ---------------------
a Participant who becomes disabled will have a 100-percent nonforfeitable interest in his Account, the balance of which Account, plus any amounts thereafter credited to his Account, subject to the provisions of Section 7.08, will be distributed to him in accordance with Article 8 below. A Participant is considered disabled if he cannot engage in any substantial, gainful activity because of a medically determinable physical or mental impairment likely to result in death or to be of a continuous period of not less than 12 months, and terminates his employment with the Employer. Such termination of employment is referred to as a disability retirement. Determinations with respect to disability shall be made by the Administrator who may rely on the criteria set forth in Section 1.06(c) as evidence that the Participant is disabled.

7.04. Death. Subject, if applicable, to Section 8.04, if a Participant dies
      -----
before the distribution of his Account has commenced, or before such distribution has been completed, his Account shall become 100 percent vested and his designated Beneficiary or Beneficiaries will be entitled to receive the balance or remaining balance of his Account, plus any amounts thereafter credited to his Account, subject to the provisions of Section 7.08. Distribution to the Beneficiary or Beneficiaries will be made in accordance with Article 8.

        A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries by giving notice to the Administrator on a form designated by the Administrator. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form. In the case of a married Participant, the Participant's spouse shall be deemed to be the designated Beneficiary unless the Participant's spouse has consented to another designation in the manner described in Section 8.03(d).

        A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant's Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a

                               EXHIBIT 4.1 page 28

Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid in a lump sum to the deceased Beneficiary's estate.

7.05. Other Termination of Employment. If a Participant terminates his
      -------------------------------
employment for any reason other than death or normal, late, or disability retirement, he will be entitled to a termination benefit equal to the sum of (a) the vested percentage(s) of the value of the Matching and/or Fixed/Discretionary Contributions to his Account, as adjusted for income, expense, gain, or loss, such percentage(s) determined in accordance with the vesting schedule(s) selected by the Employer in Section 1.07, and (b) the value of the Deferral, Employee, Qualified Discretionary and Rollover Contributions to his Account as adjusted for income, expense, gain or loss. The amount payable under this
Section 7.05 will be subject to the provisions of Section 7.08 and will be distributed in accordance with Article 8 below.

7.06. Separate Account. If a distribution from a Participant's Account has been
      ----------------
made to him at a time when he has a nonforfeitable right to less than 100 percent of his Account, the vesting schedule in Section 1.07 will thereafter apply only to amounts in his Account attributable to Employer contributions allocated after such distribution. The balance of his Account immediately after such distribution will be transferred to a separate account which will be maintained for the purpose of determining his interest therein according to the following provisions.

       At any relevant time prior to a forfeiture of any portion thereof under
Section 7.07, a Participant's nonforfeitable interest in his Account held in a separate account described in the preceding paragraph will be equal to P(AB +
(RxD))-(RxD), where P is the nonforfeitable percentage at the relevant time determined under Section 7.05; AB is the account balance of the separate account at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance at the relevant time to the account balance after distribution. Following a forfeiture of any portion of such separate account under Section 7.07 below, any balance in the Participant's separate account will remain fully vested and nonforfeitable.

7.07. Forfeitures. If a Participant terminates his employment, any portion of
      -----------
his Account (including any amounts credited after his termination of employment) not payable to him under Section 7.05 will be forfeited by him upon the complete distribution to him of the vested portion of his Account, if any, subject to the possibility of reinstatement as described in the following paragraph. For purposes of this paragraph, if the value of an Employee's vested Account balance is zero, the Employee shall be deemed to have received a distribution of his vested interest immediately following termination of employment. Such forfeitures will be applied to reduce the contributions of the Employer next payable under the Plan (or administrative expenses of the Plan); the forfeitures shall be held in a money market fund pending such application.

        If a Participant forfeits any portion of his Account under the preceding paragraph but again becomes an Employee after such date, then the amount so forfeited, without any adjustment for the earnings, expenses, or losses or gains of the assets credited to his Account since the date forfeited, will be recredited to his Account (or to a separate account as described in Section 7.06, if applicable) but only if he repays to the Plan before the earlier of five years after the date of his reemployment or the date he incurs 5 consecutive 1-year breaks in service following the date of the distribution the amount previously distributed to him, without interest, under Section 7.05. If

                               EXHIBIT 4.1 page 29
an Employee is deemed to receive a distribution pursuant to this Section 7.07, and the Employee resumes employment before 5 consecutive 1-year breaks in service, the Employee shall be deemed to have repaid such distribution on the date of his reemployment. Upon such an actual or deemed repayment, the provisions of the Plan (including Section 7.06) will thereafter apply as if no forfeiture had occurred. The amount to be recredited pursuant to this paragraph will be derived first from the forfeitures, if any, which as of the date of recrediting have yet to be applied as provided in the preceding paragraph and, to the extent such forfeitures are insufficient, from a special Employer contribution to be made by the Employer.

        If a Participant elects not to receive the nonforfeitable portion of his Account following his termination of employment, the non-vested portion of his Account shall be forfeited after the Participant has incurred five consecutive 1-year breaks in service as defined in Section 2.01(a)(33).

       No forfeitures will occur solely as a result of a Participant's withdrawal of Employee contributions.

7.08. Adjustment for Investment Experience. If any distribution under this
      ------------------------------------
Article 7 is not made in a single payment, the amount retained by the Trustee after the distribution will be subject to adjustment until distributed to reflect the income and gain or loss on the investments in which such amount is invested and any expenses properly charged under the Plan and Trust to such amounts.

7.09. Participant Loans. If permitted under Section 1.09, the Administrator
      -----------------
shall allow Participants to apply for a loan from the Plan, subject to the following:

       (a) Loan Application. All Plan loans shall be administered by the Administrator. Applications for loans shall be made to the Administrator on forms available from the Administrator. Loans shall be made available to all Participants on a reasonably equivalent basis. For this purpose, the term "Participant" means any Participant or Beneficiary, including an alternate payee under a qualified domestic relations order, as defined in
       Section 414(p) of the Code, who is a party-in-interest (as determined under ERISA Section 3(14)) with respect to the Plan except no loans will be made to (1) an Employee who makes a rollover contribution in accordance with Section 4.10 who has not satisfied the requirements of
       Section 3.01 or (2) a shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

                A Participant with an existing loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or attain a second loan for the purpose of paying off the existing loan. A Participant may not apply for more than one loan during each Plan Year.

       (b) Limitation of Loan Amount/Purpose of Loan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees. No loan to any Participant or Beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made over the outstanding balance of

                               EXHIBIT 4.1 page 30
       loans from the plan on the date the loan is made, or (2) one-half the present value of the nonforfeitable Account of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and Related Employers are aggregated. A Participant may not request a loan for less than $1,000. The Employer may provide that loans only be made from certain contribution sources within Participant Account(s) by notifying the Trustee in writing of the restricted source.

                Loans may be made for any purpose or if elected by the Employer in Section 1.09(a), on account of hardship only. A loan will be considered to be made on account of hardship only if made on account of an immediate and heavy financial need described in Section 7.10(b)(1).

       (c) Terms of Loan. All loans shall bear a reasonable rate of interest as determined by the Administrator based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The determination of a reasonable rate of interest must be based on appropriate regional factors unless the Plan is administered on a national basis in which case the Administrator may establish a uniform reasonable rate of interest applicable to all regions.

                All loans shall by their terms require that repayment (principal and interest) be amortized in level payments, not less than quarterly, over a period not extending beyond five years from the date of the loan unless such loan is for the purchase of a Participant's primary residence, in which case the repayment period may not extend beyond ten years from the date of the loan. A Participant may prepay the outstanding loan balance prior to maturity without penalty.

       (d) Security. Loans must be secured by the Participant's Accounts not to exceed 50 percent of the Participant's vested Account. A Participant must obtain the consent of his or her spouse, if any, to use a Participant Account as security for the loan, if the provisions of Section 8.03 apply to the Participant. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan.

       (e) Default. The Administrator shall treat a loan in default if

                (1)  any scheduled repayment remains unpaid more than 90 days or

                (2) there is an outstanding principal balance existing on a loan after the last scheduled repayment date.

                Upon default or termination of employment, the entire outstanding principal and accrued interest shall be immediately due and payable. If a distributable event (as defined by the Code) has occurred, the Administrator shall direct the Trustee to foreclose on the promissory note and offset the Participant's vested Account by the outstanding balance of the loan. If a distributable event has not occurred, the Administrator shall direct the Trustee to foreclose on the promissory note and offset the Participant's vested Account as soon as a distributable event occurs.

                               EXHIBIT 4.1 page 31

       (f) Pre-existing loans. The provision in paragraph (a) of this Section
       7.09 limiting a Participant to one outstanding loan shall not apply to loans made before the Employer adopted this prototype plan document. A Participant may not apply for a new loan until all outstanding loans made before the Employer adopted this prototype plan have been paid in full. The Trustee may accept any loans made before the Employer adopted this prototype plan document except such loans which require the Trustee to hold as security for the loan property other than the Participant's vested Account.

           As of the effective date of amendment of this Plan in Section 1.01(g)(2), the Trustee shall have the right to reamortize the outstanding principal balance of any Participant loan that is delinquent. Such reamortization shall be based upon the remaining life of the loan and the original maturity date may not be extended.

           Notwithstanding any other provision of this Plan, the portion of the Participant's vested Account used as a security interest held by the plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Account (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account shall be adjusted by first reducing the vested Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

           No loan to any Participant or Beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made over the outstanding balance of loans from the plan on the date the loan is made or (2) one-half the present value of the nonforfeitable Account of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and Related Employers are aggregated.

7.10. In-Service/Hardship Withdrawals. Subject to the provisions of Article 8, a
      -------------------------------
Participant shall not be permitted to withdraw any Employer or Employee Contributions (and earnings thereon) prior to retirement or termination of employment, except as follows:

       (a) Age 59 1/2. If permitted under Section 1.11(b), a Participant who has attained the age of 59 1/2 is permitted to withdraw upon request all or any portion of the Accounts specified by the Employer in 1.11(b).

       (b) Hardship. If permitted under Section 1.10, a Participant may apply to the Administrator to withdraw some or all of his Deferral Contributions (and earnings thereon accrued as of December 31, 1988) and, if applicable, Rollover Contributions and such other amounts allowed by a predecessor plan, if such withdrawal is made on account of a hardship. For purposes of this Section, a distribution is made on account of hardship if made on account of an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Determinations with respect to hardship shall be made by the Administrator and shall be conclusive for purposes of the Plan, and shall be based on the following special rules:

          (1) The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care (within the

                               EXHIBIT 4.1 page 32
          meaning of Section 213(d) of the Code) of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

          (2) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                (i) The Employee has obtained all distributions, other than the hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

                (ii) The Employee suspends Deferral Contributions and Employee Contributions to the Plan for the 12-month period following the date of his hardship distribution. The suspension must also apply to all elective contributions and Employee Contributions to all other qualified plans and non-qualified plans maintained by the Employer, other than any mandatory employer contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health and welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan);

                (iii) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

                (iv) The Employee agrees to limit Deferral Contributions (elective contributions)to the Plan and any other qualified plan maintained by the Employer for the Employee's taxable year immediately following the taxable year of the hardship distribution to the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee's Deferral Contributions for the taxable year of the hardship distribution.

           (3) A Participant must obtain the consent of his or her spouse, if any, to obtain a hardship withdrawal, if the provisions of Section
           8.03 apply to the Participant.

        (c) Employee Contributions. A Participant may elect to withdraw, in cash, up to one hundred percent of the amount then credited to his Employee Contribution Account. Such withdrawals shall be limited to one
        (1) per Plan Year unless this prototype plan document is an amendment of a prior plan document, in which case the rules and restrictions governing Employee Contribution withdrawals, if any, are incorporated herein by reference.

7.11. Prior Plan In-Service Distribution Rules. If designated by the Employer in
      ----------------------------------------
Section 1.11(b), a Participant shall be entitled to withdraw at anytime prior to his termination of employment, subject to the provisions of Article 8 and the prior plan, any vested Employer Contributions maintained in a Participant's Account for the specified period of time.

                               EXHIBIT 4.1 page 33

Article 8.  Distribution of Benefits Payable After Termination of Service.
            -------------------------------------------------------------

8.01. Distribution of Benefits to Participants and Beneficiaries.
      ----------------------------------------------------------

       (a) Distributions from the Trust to a Participant or to the Beneficiary of the Participant shall be made in a lump sum in cash or, if elected by the Employer in Section 1.11, under a systematic withdrawal plan (installment(s)) upon retirement, death, disability, or other termination of employment, unless another form of distribution is required or permitted in accordance with paragraph (d) of this Section 8.01 or Sections 1.11(c), 8.02, 8.03, 8.04 or 11.02. A distribution may be made in Fund Shares, at the election of the Participant, pursuant to the qualifying rollover of such distribution to a Fidelity Investments individual retirement account.


       (b) Distributions under a systematic withdrawal plan must be made in substantially equal annual, or more frequent, installments, in cash, over a period certain which does not extend beyond the life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary, or, if the Participant dies prior to the commencement of his benefits the life expectancy of the Participant's Beneficiary, as further described in Section 8.04.

       (c) Notwithstanding the provisions of Section 8.01(b) above, if a Participant's Account is, and at the time of any prior distribution(s) was, $3,500 or less, the balance of such Account shall be distributed in a lump sum as soon as practicable following retirement, disability, death or other termination of employment.

       (d) This paragraph (d) applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article 8, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall apply for purposes of this paragraph (d):

           (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

           (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in

                               EXHIBIT 4.1 page 34
           the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

           (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

           (4) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

8.02. Annuity Distributions. If so provided in Section 1.11(c), a Participant
      ---------------------
may elect distributions made in whole or in part in the form of an annuity contract subject to the provisions of Section 8.03.

        (a)An annuity contract distributed under the Plan must be purchased from an insurance company and must be nontransferable. The terms of an annuity contract shall comply with the requirements of the Plan and distributions under such contract shall be made in accordance with
        Section 401(a)(9) of the Code and the regulations thereunder.

        (b)The payment period of an annuity contract distributed to the Participant pursuant to this Section may be as long as the Participant lives. If the annuity is payable to the Participant and his spouse or designated Beneficiary, the payment period of an annuity contract may be for as long as either the Participant or his spouse or designated Beneficiary lives. Such an annuity may provide for an annuity certain feature for a period not exceeding the life expectancy of the Participant. If the annuity is payable to the Participant and his spouse such period may not exceed the joint life and last survivor expectancy of the Participant and his spouse, or, if the annuity is payable to the Participant and a designated Beneficiary, the joint life and last survivor expectancy of the Participant and such Beneficiary. If the Participant dies prior to the commencement of his benefits, the payment period of an annuity contract distributed to the Beneficiary of the Participant may be as long as the Participant's Beneficiary lives, and may provide for an annuity certain feature for a period not exceeding the life expectancy of the Beneficiary. Any annuity contract distributed under the Plan must provide for nonincreasing payments.

8.03.  Joint and Survivor Annuities/Preretirement Survivor Annuities.
       -------------------------------------------------------------

       (a) Application. The provisions of this Section supersede any conflicting
           -----------
       provisions of the Plan; however, paragraph (b) of this Section shall not apply if the Participant's Account does not exceed or at the time of any prior distribution did not exceed $3,500. A Participant is described in this Section only if (i) the Participant has elected distribution of his Account in the form of an Annuity Contract in accordance with Section 8.02, or (ii) the Trustee has directly or indirectly received a transfer of assets from another plan (including a predecessor plan) to which
       Section 401(a)(11) of the Code applies with respect to such Participant.

       (b) Retirement Annuity. Unless the Participant elects to waive the
           ------------------
       application of this subsection in a manner satisfying the requirements of subsection (d) below, to the extent applicable to the Participant, within the 90-day period preceding his Annuity Starting Date (which election may be revoked, and if revoked, remade, at any time in such period), the

                               EXHIBIT 4.1 page 35
       vested Account due any Participant to whom this subsection (b) applies will be paid to him by the purchase and delivery to him of an annuity contract described in Section 8.02 providing a life annuity only form of benefit or, if the Participant is married as of his Annuity Starting Date, providing an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse (determined as of the date of distribution of the contract) which is 50 percent of the amount of the annuity which is payable during the joint lives of the Participant and such spouse. The Participant may elect to receive distribution of his benefits in the form of such annuity as of the earliest date on which he could elect to receive retirement benefits under the Plan. Within the period beginning 90 days prior to the Participant's Annuity Starting Date and ending 30 days prior to such Date, the Administrator will provide such Participant with a written explanation of (1) the terms and conditions of the annuity contract described herein, (2) the Participant's to make, and the effect of, an election to waive application of this subsection, (3) the rights of the Participant's spouse under subsection
       (d), and (4) the right to revoke and the period of time necessary to revoke the election to waive application of this subsection.

       (c) Annuity Death Benefit. Unless the Participant elects to waive the
           ---------------------
       application of this subsection in a manner satisfying the requirements of subsection (d) below at any time within the applicable election period (which election may be revoked, and if revoked, remade, at any time in such period), if a married Participant to whom this Section applies dies before his Annuity Starting Date, then notwithstanding any designation of a Beneficiary to the contrary, 50 percent of his vested Account will be applied to purchase an annuity contract described in Section 8.02 providing an annuity for the life of the Participant's surviving spouse, which contract will then be promptly distributed to such spouse. In lieu of the purchase of such an annuity contract, the spouse may elect in writing to receive distributions under the Plan as if he or she had been designated by the Participant as his Beneficiary with respect to 50 percent of his Account. For purposes of this subsection, the applicable election period will commence on the first day of the Plan Year in which the Participant attains age 35 and will end on the date of the Participant's death, provided that in the case of a Participant who terminates his employment the applicable election period with respect to benefits accrued prior to the date of such termination will in no event commence later than the date of his termination of employment. A Participant may elect to waive the application of this subsection prior to the Plan Year in which he attains age 35, provided that any such waiver will cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

           The Administrator will provide a Participant to whom this subsection applies with a written explanation with respect to the annuity death benefit described in this subsection (c) comparable to that required under subsection (b) above. Such explanation shall be furnished within whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant reaches age 32 and ending with the end of the Plan Year preceding the Plan Year in which he reaches age 35, (2) a reasonable period ending after the Employee becomes a Participant, (3) a reasonable period ending after this
       Section 8.04 first becomes applicable to the Participant in accordance with Section 8.04(a), (4) in the case of a Participant who separates from service before age 35, a reasonable period of time ending after separation from service. For purposes of the preceding sentence, the

                               EXHIBIT 4.1 page 36
       two-year period beginning one year prior to the date of the event described in clause (2), (3) or (4), whichever is applicable, and ending one year after such date shall be considered reasonable, provided, that in the case of a Participant who separates from service under (4) above and subsequently recommences employment with the Employer, the applicable period for such Participant shall be redetermined in accordance with this subsection.

       (d) Requirements of Elections. This subsection will be satisfied with
           -------------------------
       respect to a waiver or designation which is required to satisfy this subsection if such waiver or designation is in writing and either

           (1) the Participant's spouse consents thereto in writing, which consent must acknowledge the effect of such waiver or designation and be witnessed by a notary public or Plan representative, or

           (2) the Participant establishes to the satisfaction of the Administrator that the consent of the Participant's spouse cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of Treasury may prescribe.

                Any consent by a spouse, or establishment that the consent of a spouse may not be obtained, will be effective only with respect to a specific Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) or form of benefits identified in the Participant's waiver or designation, unless the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse. A consent which permits such designations by the Participant shall acknowledge that the spouse has the right to limit consent to a specific Beneficiary and form of benefits and that the spouse voluntarily elects to relinquish both such rights. A consent by a spouse shall be irrevocable once made. Any such consent, or establishment that such consent may not be obtained, will be effective only with respect to such spouse. For purposes of subsections (b) and (c) above, no consent of a spouse shall be valid unless the notice required by whichever subsection is applicable has been provided to the Participant.

       (e) Former Spouse. For purposes of this Section 8.03, a former spouse of
           -------------
       a Participant will be treated as the spouse or surviving spouse of the Participant, and a current spouse will not be so treated, to the extent required under a qualified domestic relations order, as defined in
       Section 414(p) of the Code.

       (f) Vested Account Balance. For purposes of this Section, vested Account
           ----------------------
       shall include the aggregate value of the Participant's vested Account derived from Employer and Employee Contributions (including rollovers), whether vested before or upon death. The provisions of this Section shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee Contributions, or both, upon death or at the time of distribution.

8.04 Installment Distributions. This Section shall be interpreted and applied in
     -------------------------
accordance with the regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor regulations of similar import.

        (a) In General. If a Participant's benefit may be distributed in
            ----------
        accordance with Section 8.01(b), the amount to be distributed for each

                               EXHIBIT 4.1 page 37
        calendar year for which a minimum distribution is required shall be at least an amount equal to the quotient obtained by dividing the Participant's interest in his Account by the life expectancy of the Participant or Beneficiary or the joint life and last survivor expectancy of the Participant and his Beneficiary, whichever is applicable. For calendar years beginning before January 1, 1989, if a Participant's Beneficiary is not his spouse, the method of distribution selected must insure that at least 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant. For calendar years beginning after December 31, 1988, the amount to be distributed for each calendar year shall not be less than an amount equal to the quotient obtained by dividing the Participant's interest in his Account by the lesser of (1) the applicable life expectancy under Section 8.01(b), or (2) if a Participant's Beneficiary is not his spouse, the applicable divisor determined under Section 1.401(a)(9)-2, Q&A 4 of the Proposed Treasury Regulations, or any successor regulations of similar import. Distributions after the death of the Participant shall be made using the applicable life expectancy under (1) above, without regard to Section 1.401(a)(9)-2 of such regulations.

           The minimum distribution required under this subsection (a) for the calendar year immediately preceding the calendar year in which the Participant's required beginning date, as determined under Section 8.08(b), occurs shall be made on or before the Participant's required beginning date, as so determined. Minimum distributions for other calendar years shall be made on or before the close of such calendar year.

        (b) Additional Requirements for Distributions After Death of
            --------------------------------------------------------
        Participant.
        ------------

           (1) Distribution beginning before Death. If the Participant dies
               -----------------------------------
           before distribution of his benefits has begun, distributions shall be made in accordance with the provisions of this paragraph. Distributions under Section 8.01(a) shall be completed by the close of the calendar year in which the fifth anniversary of the death of the Participant occurs. Distributions under Section 8.01(b) shall commence, if the Beneficiary is not the Participant's spouse, not later than the close of the calendar year immediately following the calendar year in which the death of the Participant occurs. Distributions under Section 8.01(b) to a Beneficiary who is the Participant's surviving spouse shall commence not later than the close of the calendar year in which the Participant would have attained age 70 1/2 or, if later, the close of the calendar year immediately following the calendar year in which the death of the Participant occurs. In the event such spouse dies prior to the date distribution to him or her commences, he or she will be treated for purposes of this subsection (other than the preceding sentence) as if he or she were the Participant. If the Participant has not designated a Beneficiary, or the Participant or Beneficiary has not effectively selected a method of distribution, distribution of the Participant's benefit shall be completed by the close of the calendar year in which the fifth anniversary of the death of the Participant occurs.

           Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

           For purposes of this subsection (b)(1), the life expectancy of a Beneficiary who is the Participant's surviving spouse shall be

                               EXHIBIT 4.1 page 38
           recalculated annually unless the Participant's spouse irrevocably elects otherwise prior to the time distributions are required to begin. Life expectancy shall be computed in accordance with the provisions of subsection (a) above.

           (2) Distribution beginning after Death. If the Participant dies after
               ----------------------------------
           distribution of his benefits has begun, distributions to the Participant's Beneficiary will be made at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

                For purposes of this Section 8.04(b), distribution of a Participant's interest in his Account will be considered to begin as of the Participant's required beginning date, as determined under Section 8.08(b). If distribution in the form of an annuity irrevocably commences prior to such date, distribution will be considered to begin as of the actual date distribution commences.

       (c) Life Expectancy. For purposes of this Section, life expectancy shall
           ---------------
       be recalculated annually in the case of the Participant or a Beneficiary who is the Participant's spouse unless the Participant or Beneficiary irrevocably elects otherwise prior to the time distributions are required to begin. If not recalculated in accordance with the foregoing, life expectancy shall be calculated using the attained age of the Participant or Beneficiary, whichever is applicable, as of such individual's birth date in the first year for which a minimum distribution is required reduced by one for each elapsed calendar year since the date life expectancy was first calculated. For purposes of this Section, life expectancy and joint life and last survivor expectancy shall be computed by use of the expected return multiples in Table V and VI of section 1.72-9 of the income tax Regulations.

           A Participant's interest in his Account for purposes of this Section
       8.04 shall be determined as of the last valuation date in the calendar year immediately preceding the calendar year for which a minimum distribution is required, increased by the amount of any contributions allocated to, and decreased by any distributions from, such Account after the valuation date. Any distribution for the first year for which a minimum distribution is required made after the close of such year shall be treated as if made prior to the close of such year.

8.05. Immediate Distributions. If the Account distributable to a Participant
      -----------------------
exceeds, or at the time of any prior distribution exceeded, $3,500, no distribution will be made to the Participant before he reaches his Normal Retirement Age (or age 62, if later), unless the written consent of the Participant has been obtained. Such consent shall be made in writing within the 90-day period ending on the Participant's Annuity Starting Date. Within the period beginning 90 days before the Participant's Annuity Starting Date and ending 30 days before such Date, the Administrator will provide such Participant with written notice comparable to the notice described in Section 8.03(b) containing a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan and informing the Participant of his right to defer receipt of the distribution until his Normal Retirement Age (or age 62, if later).

       The consent of the Participant's spouse must also be obtained if the Participant is subject to the provisions of Section 8.03(a), unless the distribution will be made in the form of the applicable retirement annuity contract described in Section 8.03(b). A spouse's consent to early distribution, if required, must satisfy the requirements of Section 8.03(d).

                               EXHIBIT 4.1 page 39

       Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of the Plan if it does not offer an annuity option (purchased from a commercial provider) and if the Employer or any Related Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) the Participant's Account will, without the Participant's consent, be distributed to the Participant. However, if any Related Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

8.06. Determination of Method of Distribution. The Participant will determine
      ---------------------------------------
the method of distribution of benefits to himself and may determine the method of distribution to his Beneficiary. Such determination will be made prior to the time benefits become payable under the Plan. If the Participant does not determine the method of distribution to his Beneficiary or if the Participant permits his Beneficiary to override his determination, the Beneficiary, in the event of the Participant's death, will determine the method of distribution of benefits to himself as if he were the Participant. A determination by the Beneficiary must be made no later than the close of the calendar year in which distribution would be required to begin under Section 8.04(b) or, if earlier, the close of the calendar year in which the fifth anniversary of the death of the Participant occurs.

8.07. Notice to Trustee. The Administrator will notify the Trustee in writing
      -----------------
whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Administrator's notice shall indicate the form of benefits that such Participant or Beneficiary shall receive and (in the case of distributions to a Participant) the name of any designated Beneficiary or Beneficiaries.

8.08. Time of Distribution. In no event will distribution to a Participant be
      --------------------
made latest than the earlier of the dates described in (a) and (b) below:

       (a) Absent the consent of the Participant (and his spouse, if appropriate), the 60th day after the close of the Plan Year in which occurs the later of the date on which the Participant attains age 65, the date on which the Participant ceases to be employed by the Employer, or the 10th anniversary of the year in which the Participant commenced participation in the Plan; and

       (b) April 1 of the calendar year first following the calendar year in which the Participant attains age 70 1/2 or, in the case of a Participant who had attained age 70 1/2 before January 1, 1988, the required beginning date determined in accordance with (1) or (2) below:

           (1) The required beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

           (2) The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of

                   (A) the calendar year in which the Participant attains age 70 1/2, or

                               EXHIBIT 4.1 page 40

                   (B) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

       Notwithstanding the foregoing, in the case of a Participant who attained age 70 1/2 during 1988 and who had not retired prior to January 1, 1989, the required beginning date described in this paragraph shall be April 1, 1990.

       Notwithstanding (a) above, the failure of a Participant (and spouse) to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 8.05, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy (a) above.

       Once distributions have begun to a 5-percent owner under (b) above, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

       For purposes of (b) above, a Participant is treated as a 5-percent owner if such Participant is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

        The Administrator shall notify the Trustee in writing whenever a distribution is necessary in order to comply with the minimum distribution rules set forth in this Section.

8.09. Whereabouts of Participants and Beneficiaries. The Administrator will at
      ---------------------------------------------
all times be responsible for determining the whereabouts of each Participant or Beneficiary who may be entitled to benefits under the Plan and will at all times be responsible for instructing the Trustee in writing as to the current address of each such Participant or Beneficiary. The Trustee will be entitled to rely on the latest written statement received from the Administrator as to such addresses. The Trustee will be under no duty to make any distributions under the Plan unless and until it has received written instructions from the Administrator satisfactory to the Trustee containing the name and address of the distributee, the time when the distribution is to occur, and the form which the distribution will take. Notwithstanding the foregoing, if the Trustee attempts to make a distribution in accordance with the Administrator's instructions but is unable to make such distribution because the whereabouts of the distributee is unknown, the Trustee will notify the Administrator of such situation and thereafter the Trustee will be under no duty to make any further distributions to such distributee until it receives further written instructions from the Administrator. If a benefit is forfeited because the Administrator determines that the Participant or Beneficiary cannot be found, such benefit will be reinstated by the Sponsor if a claim is filed by the Participant or Beneficiary with the Administrator and the Administrator confirms the claim to the Sponsor.


Article 9.  Top-Heavy Provisions.
            --------------------

9.01 Application. If the Plan is or becomes a Top-Heavy Plan in any Plan Year or
     -----------
is automatically deemed to be Top-Heavy in accordance with the Employer's election in Section 1.12(a)(1) of the Adoption Agreement, the provisions of this
Article 9 shall supersede any conflicting provision in the Plan.

                               EXHIBIT 4.1 page 41

9.02 Definitions. For purposes of this Article 9, the following terms have the
     -----------
meanings set forth below:

       (a) Key Employee. Any Employee or former Employee (and the Beneficiary of
           ------------
       any such Employee) who at any time during the determination period was
       (1) an officer of the Employer whose annual Compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code,
       (2) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's annual Compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Code, (3) a 5-percent owner of the Employer, or (4) a 1-percent owner of the Employer who has annual Compensation of more than $150,000. For purposes of this paragraph, the determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder. Annual Compensation means compensation as defined in Section 5.03(e)(2), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), and Section 403(b) of the Code.

       (b) Top-Heavy Plan. The Plan is a Top-Heavy Plan if any of the following
           --------------
       conditions exists:

           (1) the Top-Heavy Ratio for the Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group,

           (2) the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60 percent, or

           (3) the Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the Top-Heavy Ratio for both Groups exceeds 60 percent.

       (c) Top-Heavy Ratio.
           ---------------

           (1) With respect to this Plan, or with respect to any Required Aggregation Group or Permissive Aggregation Group that consists solely of defined contribution plans (including any simplified employee pension plans) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the plans as of the Determination Date (including any part of any account balance distributed in the 5-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date) of all participants under the plans as of the Determination Date. Both the numerator and denominator of the Top-Heavy Ratio shall be increased, to the extent required by Section 416 of the Code, to reflect any contribution which is due but unpaid as of the Determination Date.

           (2) With respect to any Required Aggregation Group or Permissive Aggregation Group that includes one or more defined benefit plans which, during the 5-year period ending on the Determination Date, has covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account

                               EXHIBIT 4.1 page 42
           balances under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all participants and the present value of accrued benefits under the defined benefit plans for all participants. Both the numerator and denominator of the Top-Heavy Ratio shall be increased for any distribution of an account balance or an accrued benefit made in the 5-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

           (3) For purposes of (1) and (2) above, the value of Accounts and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in
           Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The Account and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with the Employer at any time during the 5-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, shall be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Accounts and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

                For purposes of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is a Top-Heavy Plan, the accrued benefit in a defined benefit plan of an Employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

       (d) Permissive Aggregation Group. The Required Aggregation Group plus any
           ----------------------------
       other qualified plans of the Employer or a Related Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

       (e) Required Aggregation Group.
           --------------------------

           (1) Each qualified plan of the Employer or Related Employer in which at least one Key Employee participates, or has participated at any time during the determination period (regardless of whether the plan has terminated), and

           (2) any other qualified plan of the Employer or Related Employer which enables a plan described in (1) above to meet the requirements of Sections 401(a)(4) or 410 of the Code.

       (f) Determination Date. For any Plan Year of the Plan subsequent to the
           ------------------
       first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Plan Year.

       (g) Valuation Date.  The Determination Date.
           --------------

                               EXHIBIT 4.1 page 43

       (h) Present Value. Present value shall be based only on the interest rate
           -------------
       and mortality table specified in the Adoption Agreement.


9.03.  Minimum Contribution.
       --------------------

       (a) Except as otherwise provided in (b) and (c) below, the Fixed/Discretionary Contributions made on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3 percent (or such other percent elected by the Employer in Section 1.12(c)) of such Participant's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions, as a percentage of the first $200,000 of the Key Employee's Compensation, made on behalf of any Key Employee for that year. If the Employer selected the Integrated Formula in Section 1.05(a)(2), the minimum contribution shall be determined under paragraph (e) of this Section 9.03. Further, the minimum contribution under this Section 9.03 shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive a contribution, or would have received a lesser contribution for the year, because (1) the Participant failed to complete 1,000 Hours of Service or any equivalent service requirement provided in the Adoption Agreement; or (2) the Participant's Compensation was less than a stated amount.

       (b) The provisions of (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

       (c) The Employer contributions for the Plan Year made on behalf of each Participant who is not a Key Employee and who is a participant in a defined benefit plan maintained by the Employer shall not be less than 5 percent of such Participant's Compensation, unless the Employer has provided in Section 1.12(c) that the minimum contribution requirement will be met in the other plan or plans of the Employer.

       (d) The minimum contribution required under (a) above (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

       (e) If the Employer elected an Integrated Formula in Section 1.05(a)(2), the allocation steps in Section 4.06(b)(2) shall be preceded by the following steps:

                (1) The Discretionary Employer Contributions will be allocated to each eligible Participant (as determined under this Section 9.03) in the ratio that the Participant's Compensation bears to all Participants' Compensation, but not in excess of 3%(or such other percent elected by the Employer in Section 1.12(c).

                (2) Any Discretionary Employer Contributions remaining after
           (e)(1) above will be allocated to each eligible Participant in the ratio that the Participant's Excess Compensation for the Plan Year bears to the Excess Compensation of all eligible Participants, but not in excess of 3%(or such other percent elected by the Employer in Section 1.12(c)).

9.04. Adjustment to the Limitation on Contributions and Benefits. If this Plan
      ----------------------------------------------------------
is in Top-Heavy status, the number 100 shall be substituted for the number 125 in subsections (e)(3) and (e)(4) of Section 5.03. However, this substitution

                               EXHIBIT 4.1 page 44
shall not take effect with respect to this Plan in any Plan Year in which the following requirements are satisfied:

        (a)The Employer contributions for such Plan Year made on behalf of each Participant who is not a Key Employee and who is a participant in a defined benefit plan maintained by the Employer is not less than 7 1/2 percent of such Participant's Compensation.

        (b)The sum of the present value as of the Determination Date of (1) the aggregate accounts of all Key Employees under all defined contribution plans of the Employer and (2) the cumulative accrued benefits of all Key Employees under all defined benefit plans of the Employer does not exceed 90 percent of the same amounts determined for all Participants under all plans of the Employer that are Top-Heavy Plans, excluding Accounts and accrued benefits for Employees who formerly were but are no longer Key Employees.

           The substitutions of the number 100 for 125 shall not take effect in any Limitation Year with respect to any Participant for whom no benefits are accrued or contributions made for such Year.

9.05. Minimum Vesting. For any Plan Year in which the Plan is a Top-Heavy Plan
      ---------------
and all Plan Years thereafter, the Top-Heavy vesting schedule elected in Section 1.12(d) will automatically apply to the Plan. The Top-Heavy vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee Contributions or those already subject to a vesting schedule which vests at least as rapidly in all cases as the schedule elected in Section 1.12(d), including benefits accrued before the Plan becomes a Top-Heavy Plan. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this Section 9.05 does not apply to the Account of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee's Account attributable to Employer Contributions will be determined without regard to this Section 9.05.


Article 10.  Amendment and Termination.
             -------------------------

10.01  Amendment by Employer.  The Employer reserves the authority, subject to
       ---------------------
the provisions of Article 1 and Section 10.03, to amend the Plan:


       (a) Changes to Elections Contained in the Adoption Agreement. By filing
           --------------------------------------------------------
       with the Trustee an amended Adoption Agreement, executed by the Employer only, on which said Employer has indicated a change or changes in provisions previously elected by it. Such changes are to be effective on the effective date of such amended Adoption Agreement except that retroactive changes to a previous election or elections pursuant to the regulations issued under Section 401(a)(4) of the Code shall be permitted. Any such change notwithstanding, no Participant's Account shall be reduced by such change below the amount to which the Participant would have been entitled if he had voluntarily left the employ of the Employer immediately prior to the date of the change. The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy Sections 415 or 416 of the Code because of the required aggregation of multiple plans by completing overriding plan language in the Adoption Agreement. The Employer may also add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan; or

                               EXHIBIT 4.1 page 45

       (b) Other Changes. By amending any provision of the Plan for any reason
           -------------
       other than those specified in (a) above. However, upon making such amendment, including a waiver of the minimum funding requirement under
       Section 412(d) of the Code, the Employer may no longer participate in this prototype plan arrangement and will be deemed to have an individually designed plan. Following such amendment, the Trustee may transfer the assets of the Trust to the trust forming part of such newly adopted plan upon receipt of sufficient evidence (such as a determination letter or opinion letter from the Internal Revenue Service or an opinion of counsel satisfactory to the Trustee) that such trust will be a qualified trust under the Code.

10.02. Amendment by Prototype Sponsor. The Prototype Sponsor may in its
       ------------------------------
discretion amend the Plan or the Adoption Agreement at any time, subject to the provisions of Article 1 and Section 10.03, and provided that the Prototype Sponsor mails a copy of such amendment to the Employer at its last known address as shown on the books of the Prototype Sponsor.

10.03.  Amendments Affecting Vested and/or Accrued Benefits.
        ---------------------------------------------------

        (a)Except as permitted by Section 10.04, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment. Furthermore, if the vesting schedule of the Plan is amended, the nonforfeitable interest of a Participant in his Account, determined as of the later of the date the amendment is adopted or the date it becomes effective, will not be less than the Participant's nonforfeitable interest in his Account determined without regard to such amendment.

        (b)If the Plan's vesting schedule is amended, including any amendment resulting from a change to or from Top-Heavy Plan status, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable interest in his Account, each Participant with at least three (3) Years of Service for Vesting with the Employer may elect, within a reasonable period after the adoption of the amendment, to have the nonforfeitable percentage of his Account computed under the Plan without regard to such amendment. The Participant's election may be made within 60 days from the latest of (1) the date the amendment is adopted, (2) the date the amendment becomes effective, or (3) the date the Participant is issued written notice of the amendment by the Employer or the Administrator.

10.04. Retroactive Amendments. An amendment made by the Prototype Sponsor in
       ----------------------
accordance with Section 10.02 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan and Trust to satisfy the applicable requirements of the Code or to conform the Plan to any change in federal law, or to any regulations or ruling thereunder. Any retroactive amendment by the Employer shall be subject to the provisions of Section 10.01.

10.05. Termination. The Employer has adopted the Plan with the intention and
       -----------
expectation that contributions will be continued indefinitely. However, said Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without any liability hereunder for any such discontinuance or termination.


                               EXHIBIT 4.1 page 46

10.06. Distribution upon Termination of the Plan. Upon termination or partial
       -----------------------------------------
termination of the Plan or complete discontinuance of contributions thereunder, each Participant (including a terminated Participant with respect to amounts not previously forfeited by him) who is affected by such termination or partial termination or discontinuance will have a fully vested interest in his Account, and, subject to Section 4.05 and Article 8, the Trustee will distribute to each Participant or other person entitled to distribution the balance of the Participant's Account in a single lump sum payment. In the absence of such instructions, the Trustee will notify the Administrator of such situation and the Trustee will be under no duty to make any distributions under the Plan until it receives written instructions from the Administrator. Upon the completion of such distributions, the Trust will terminate, the Trustee will be relieved from all liability under the Trust, and no Participant or other person will have any claims thereunder, except as required by applicable law.

10.07. Merger or Consolidation of Plan; Transfer of Plan Assets. In case of any
       --------------------------------------------------------
merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.



Article 11.  Amendment and Continuation of Predecessor Plan; Transfer of
             -----------------------------------------------------------
             Funds to or from Other Qualified Plans.
             --------------------------------------

11.01. Amendment and Continuation of Predecessor Plan. In the event the Employer
       ----------------------------------------------
has previously established a plan (the "predecessor plan") which is a defined contribution plan under the Code and which on the date of adoption of the Plan meets the applicable requirements of section 401(a) of the Code, the Employer may, in accordance with the provisions of the predecessor plan, amend and continue the predecessor plan in the form of the Plan and become the Employer hereunder, subject to the following:

       (a) Subject to the provisions of the Plan, each individual who was a Participant or former Participant in the predecessor plan immediately prior to the effective date of such amendment and continuation will become a Participant or former Participant in the Plan;

       (b) No election may be made under the vesting provisions of the Adoption Agreement if such election would reduce the benefits of a Participant under the Plan to less than the benefits to which he would have been entitled if he voluntarily separated from the service of the Employer immediately prior to such amendment and continuation;

       (c) No amendment to the Plan shall decrease a Participant's accrued benefit or eliminate an optional form of benefit and if the amendment of the predecessor plan in the form of the Plan results in a change in the method of crediting service for vesting purposes between the general method set forth in Section 2530.200b-2 of the Department of Labor Regulations and the elapsed-time method in Section 2.01(a)(33) of the Plan, each Participant with respect to whom the method of crediting vesting service is changed shall be treated in the manner set forth by the provisions of Section 1.410(a)-7(f)(1) of the Treasury Regulations which are incorporated herein by reference;

                               EXHIBIT 4.1 page 47

       (d) The amounts standing to the credit of a Participant's Account immediately prior to such amendment and continuation which represent the amounts properly attributable to (1) contributions by the Participant and
       (2) contributions by the Employer and forfeitures will constitute the opening balance of his Account or Accounts under the Plan;

       (e) Amounts being paid to a former Participant or to a Beneficiary in accordance with the provisions of the predecessor plan will continue to be paid in accordance with such provisions;

       (f) Any election and waiver of the qualified pre-retirement annuity in effect after August 23, 1984, under the predecessor plan immediately before such amendment and continuation will be deemed a valid election and waiver of Beneficiary under Section 8.04 if such designation satisfies the requirements of Section 8.04(d), unless and until the Participant revokes such election and waiver under the Plan; and

       (g) Unless the Employer and the Trustee agree otherwise, all assets of the predecessor trust will be deemed to be assets of the Trust as of the effective date of such amendment. Such assets will be invested by the Trustee as soon as reasonably practicable pursuant to Article 6. The Employer agrees to assist the Trustee in any way requested by the Trustee in order to facilitate the transfer of assets from the predecessor trust to the Trust Fund.

11.02. Transfer of Funds from an Existing Plan. The Employer may from time to
       ---------------------------------------
time direct the Trustee, in accordance with such rules as the Trustee may establish, to accept cash, allowable Fund Shares or participant loan promissory notes transferred for the benefit of Participants from a trust forming part of another qualified plan under the Code, provided such plan is a defined contribution plan. Such transferred assets will become assets of the Trust as of the date they are received by the Trustee. Such transferred assets will be credited to Participants' Accounts in accordance with their respective interests immediately upon receipt by the Trustee. A Participant's interest under the Plan in transferred assets which were fully vested and nonforfeitable under the transferring plan will be fully vested and nonforfeitable at all times. Such transferred assets will be invested by the Trustee in accordance with the provisions of paragraph (g) of Section 11.01 as if such assets were transferred from a predecessor plan. No transfer of assets in accordance with this Section may cause a loss of an accrued or optional form of benefit protected by Section 411(d)(6) of the Code.

11.03. Acceptance of Assets by Trustee. The Trustee will not accept assets which
       -------------------------------
are not either in a medium proper for investment under the Plan, as set forth in
Section 1.14(b), or in cash. Such assets shall be accompanied by written instructions showing separately the respective contributions by the prior employer and by the Employee, and identifying the assets attributable to such contributions. The Trustee shall establish such accounts as may be necessary or appropriate to reflect such contributions under the Plan. The Trustee shall hold such assets for investment in accordance with the provisions of Article 6, and shall in accordance with the written instructions of the Employer make appropriate credits to the Accounts of the Participants for whose benefit assets have been transferred.

11.04. Transfer of Assets from Trust. The Employer may direct the Trustee to
       -----------------------------
transfer all or a specified portion of the Trust assets to any other plan or plans maintained by the Employer or the employer or employers of a former Participant or Participants, provided that the Trustee has received evidence satisfactory to it that such other plan meets all applicable requirements of the Code. The assets so transferred shall be accompanied by written instructions

                               EXHIBIT 4.1 page 48
from the Employer naming the persons for whose benefit such assets have been transferred, showing separately the respective contributions by the Employer and by each Participant, if any, and identifying the assets attributable to the various contributions. The Trustee shall have no further liabilities with respect to assets so transferred.


Article 12.  Miscellaneous.
             -------------

12.01. Communication to Participants. The Plan will be communicated to all
       -----------------------------
Participants by the Employer promptly after the Plan is adopted.

12.02. Limitation of Rights. Neither the establishment of the Plan and the
       --------------------
Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; and in no event will the terms of employment or service of any Participant be modified or in any way affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he is entitled under the Plan.

12.03. Nonalienability of Benefits and Qualified Domestic Relations Orders. The
       -------------------------------------------------------------------
benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985. The Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Administrator will promptly notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Administrator must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with the Department of Labor regulations.

        If any portion of the Participant's Account is payable during the period the Administrator is making its determination of the qualified status of the domestic relations order, the Administrator must make a separate accounting of the amounts payable. If the Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Administrator will direct the Trustee to distribute the payable amounts in accordance with the order. If the Administrator does not make his determination of the qualified status of the order within the 18-month determination period, the Administrator will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Administrator later determines the order is a qualified domestic relations order.

                               EXHIBIT 4.1 page 49

        A domestic relations order will not fail to be deemed a qualified domestic relations order merely because it requires the distribution or segregation of all or part of a Participant's Account with respect to an alternate payee prior to the Participant's earliest retirement age (as defined in Section 414(p) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of the earliest retirement age is available only if (a) the order specifies distribution at that time and (b) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, and the alternate payee consents to, a distribution occurring prior to the Participant's attainment of earliest retirement age.

12.04. Facility of Payment. In the event the Administrator determines, on the
       -------------------
basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Trustee to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under state law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefore, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

12.05. Information between Employer and Trustee. The Employer agrees to furnish
       ----------------------------------------
the Trustee, and the Trustee agrees to furnish the Employer, with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or under the provisions of ERISA and any regulations issued or forms adopted by the Labor Department thereunder.

12.06. Effect of Failure to Qualify Under Code. Notwithstanding any other
       ---------------------------------------
provision contained herein, if the Employer fails to obtain or retain approval of the Plan by the Internal Revenue Service as a qualified Plan under the Code, the Employer may no longer participate in this prototype Plan arrangement and will be deemed to have an individually designed plan.

12.07. Notices. Any notice or other communication in connection with this Plan
       -------
shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

       (a) If to the Employer or Administrator, to it at the address set forth in the Adoption Agreement, to the attention of the person specified to receive notice in the Adoption Agreement;

       (b) If to the Trustee, to it at the address set forth in the Adoption Agreement;

or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressor's then effective notice address.

12.08. Governing Law. The Plan and the accompanying Adoption Agreement will be
       -------------
construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts.

                               EXHIBIT 4.1 page 50

Article 13.  Plan Administration.
             --------------------

13.01. Powers and Responsibilities of the Administrator. The Administrator has
       ------------------------------------------------
the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the requirements of ERISA. The Administrator's powers and responsibilities include, but are not limited to, the following:

       (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

       (b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

       (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

       (d) To administer the claims and review procedures specified in Section 13.03;

       (e) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

       (f) To determine the person or persons to whom such benefits will be paid;

       (g) To authorize the payment of benefits and provide for the distribution of Code Section 402(f) notices;

       (h) To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

       (i) To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

       (j) By written instrument, to allocate and delegate its fiduciary responsibilities in accordance with Section 405 of ERISA including the formation of an Administrative Committee to administer the Plan;

       (k) To provide bonding coverage as required under Section 412 of ERISA.

13.02. Nondiscriminatory Exercise of Authority. Whenever, in the administration
       ---------------------------------------
of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

13.03.  Claims and Review Procedures.
        ----------------------------

       (a) Claims Procedure. If any person believes he is being denied any
           ----------------
       rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (1) specific reasons for the denial, (2) specific reference to pertinent Plan provisions, (3) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (4) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the

                               EXHIBIT 4.1 page 51

       Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

       (b) Review Procedure. Within 60 days after the date on which a person
           ----------------
       receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (1) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (2) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

13.04. Named Fiduciary. The Administrator is a "named fiduciary" for purposes of
       ---------------
Section 402(a)(1) of ERISA and has the powers and responsibilities with respect to the management and operation of the Plan described herein.

13.05. Costs of Administration. Unless some or all are paid by the Employer, all
       -----------------------
reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust will be paid first from the forfeitures (if any) resulting under Section 7.07, then from the remaining Trust Fund. All such costs and expenses paid from the Trust Fund will, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants on a prorata basis or in such other reasonable manner as may be directed by the Employer.


Article 14.  Trust Agreement.
             ----------------

14.01. Acceptance of Trust Responsibilities. By executing the Adoption
       ------------------------------------
Agreement, the Employer establishes a trust to hold the assets of the Plan. By executing the Adoption Agreement, the Trustee agrees to accept the rights, duties and responsibilities set forth in this Article 14.

14.02. Establishment of Trust Fund. A trust is hereby established under the Plan
       ---------------------------
and the Trustee will open and maintain a trust account for the Plan and, as part thereof, Participants' Accounts for such individuals as the Employer shall from time to time give written notice to the Trustee are Participants in the Plan. The Trustee will accept and hold in the Trust Fund such contributions on behalf of Participants as it may receive from time to time from the Employer. The Trust Fund shall be fully invested and reinvested in accordance with the applicable provisions of the Plan in Fund Shares or as otherwise provided in Section 14.10.

14.03. Exclusive Benefit. The Trustee shall hold the assets of the Trust Fund
       -----------------
for the exclusive purpose of providing benefits to Participants and

                               EXHIBIT 4.1 page 52

Beneficiaries and defraying the reasonable expenses of administering the Plan. No assets of the Plan shall revert to the Employer except as specifically permitted by the terms of the Plan.

14.04. Powers of Trustee. The Trustee shall have no discretion or authority with
       -----------------
respect to the investment of the Trust Fund but shall act solely as a directed trustee of the funds contributed to it. In addition to and not in limitation of such powers as the Trustee has by law or under any other provisions of the Plan, the Trustee will have the following powers, each of which the Trustee exercises solely as directed Trustee in accordance with the written direction of the Employer except to the extent a Plan asset is subject to Participant direction of investment and provided that no such power shall be exercised in any manner inconsistent with the provisions of ERlSA:

        (a) to deal with all or any part of the Trust Fund and to invest all or a part of the Trust Fund in investments available under the Plan, without regard to the law of any state regarding proper investment;

        (b) to retain uninvested such cash as it may deem necessary or advisable, without liability for interest thereon, for the administration of the Trust;

        (c) to sell, convert, redeem, exchange, or otherwise dispose of all or any part of the assets constituting the Trust Fund;

        (d) to enforce by suit or otherwise, or to waive, its rights on behalf of the Trust, and to defend claims asserted against it or the Trust, provided that the Trustee is indemnified to its satisfaction against liability and expenses;

        (e) to employ such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the Trust Fund or the assets thereof and to pay them reasonable compensation;

        (f) to compromise, adjust and settle any and all claims against or in favor of it or the Trust;

        (g) to oppose, or participate in and consent to the reorganization, merger, consolidation, or readjustment of the finances of any enterprise, to pay assessments and expenses in connection therewith, and to deposit securities under deposit agreements;

        (h) to apply for or purchase annuity contracts in accordance with
Section 8.02;

        (i) to hold securities unregistered, or to register them in its own name or in the name of nominees;

        (j) to appoint custodians to hold investments within the jurisdiction of the district courts of the United States and to deposit securities with stock clearing corporations or depositories or similar organizations;

        (k) to make, execute, acknowledge and deliver any and all instruments that it deems necessary or appropriate to carry out the powers herein granted; and

        (l) generally to exercise any of the powers of an owner with respect to all or any part of the Trust Fund.

           The Employer specifically acknowledges and authorizes that affiliates of the Trustee may act as its agent in the performance of ministerial, nonfiduciary duties under the Trust. The expenses and compensation of such agent shall be paid by the Trustee.

                               EXHIBIT 4.1 page 53

           The Trustee shall provide the Employer with reasonable notice of any claim filed against the Plan or Trust or with regard to any related matter, or of any claim filed by the Trustee on behalf of the Plan or Trust or with regard to any related matter.

14.05. Accounts. The Trustee will keep full accounts of all receipts and
       --------
disbursements and other transactions hereunder. Within 60 days after the close of each Plan Year, within 60 days after termination of the Trust, and at such other times as may be appropriate, the Trustee will determine the then net fair market value of the Trust Fund as of the close of the Plan Year, as of the termination of the Trust, or as of such other time, whichever is applicable, and will render to the Employer and Administrator an account of its administration of the Trust during the period since the last such accounting, including all allocations made by it during such period.

14.06. Approving of Accounts. To the extent permitted by law, the written
       ---------------------
approval of any account by the Employer or Administrator will be final and binding, as to all matters and transactions stated or shown therein, upon the Employer, Administrator, Participants and all persons who then are or thereafter become interested in the Trust. The failure of the Employer or Administrator to notify the Trustee within six (6) months after the receipt of any account of its objection to the account will, to the extent permitted by law, be the equivalent of written approval. If the Employer or Administrator files any objections within such six (6) month period with respect to any matters or transactions stated or shown in the account, and the Employer or Administrator and the Trustee cannot amicably settle the question raised by such objections, the Trustee will have the right to have such questions settled by judicial proceedings. Nothing herein contained will be construed so as to deprive the Trustee of the right to have judicial settlement of its accounts. In any proceeding for a judicial settlement of any account or for instructions, the only necessary parties will be the Trustee, the Employer and the Administrator.

14.07. Distribution from Trust Fund. The Trustee shall make such distribution
       ----------------------------
from the Trust Fund as the Employer or Administrator may in writing direct, as provided by the terms of the Plan, upon certification by the Employer or Administrator that the same is for the exclusive benefit of Participants or their Beneficiaries, or for the payment of expenses of administering the Plan.

14.08. Transfer of Amounts from Qualified Plan. If the Plan provides that
       ---------------------------------------
amounts may be transferred to the Plan from another qualified plan or trust under Section 401(a) of the Code, such transfer shall be made in accordance with the provisions of the Plan and with such rules as may be established by the Trustee. The Trustee will only accept assets which are in a medium proper for investment under this agreement or in cash. Such amounts shall be accompanied by written instructions showing separately the respective contributions by the prior employer and the transferring Employee, and identifying the assets attributable to such contributions. The Trustee shall hold such assets for investment in accordance with the provisions of this agreement.

14.09. Transfer of Assets from Trust. Subject to the provisions of the Plan, the
       -----------------------------
Employer may direct the Trustee to transfer all or a specified portion of the Trust assets to any other plan or plans maintained by the Employer or the employer or employers of a former Participant or Participants, provided that the Trustee has received evidence satisfactory to it that such other plan meets all applicable requirements of the Code. The assets so transferred shall be accompanied by written instructions from the Employer naming the persons for

                               EXHIBIT 4.1 page 54
whose benefit such assets have been transferred, showing separately the respective contributions by the Employer and by each Participant, if any, and identifying the assets attributable to the various contributions. The Trustee shall have no further liabilities with respect to assets so transferred.

14.10. Separate Trust or Fund for Existing Plan Assets. With the consent of the
       -----------------------------------------------
Trustee, the Employer may maintain a trust or fund (including a group annuity contract) under this prototype plan document separate from the Trust Fund for Plan assets purchased prior to the adoption of this prototype plan document which are not Fidelity Funds listed in Section 1.14(b). The Trustee shall have no authority and no responsibility for the Plan assets held in such separate trust or fund. The duties and responsibilities of the trustee of a separate trust shall be provided by a separate trust agreement, between the Employer and the trustee.

        Notwithstanding the preceding paragraph, the Trustee or an affiliate of the Trustee may agree in writing to provide ministerial recordkeeping services for guaranteed investment contracts held in the separate trust or fund. The guaranteed investment contract(s) shall be valued as directed by the Employer or the Trustee of the separate trust.

        The trustee of the separate trust (hereafter referred to as "trustee") will be the owner of any insurance contract purchased prior to the adoption of this prototype plan document. The insurance contract(s) must provide that proceeds will be payable to the trustee; however the trustee shall be required to pay over all proceeds of the contract(s) to the Participant's designated Beneficiary in accordance with the distribution provisions of this plan. A Participant's spouse will be the designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with
Article 8. Under no circumstances shall the trust retain any part of the proceeds. In the event of any conflict between the terms of this plan and the terms of any insurance contract purchased hereunder, the plan provisions shall control.

        Any life insurance contracts held in the Trust Fund or in the separate trust are subject to the following limits:

        (a) Ordinary life - For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are held, less than 1/2 of the aggregate employer contributions allocated to any Participant will be used to pay the premiums attributable to them.

       (b) Term and universal life - No more than 1/4 of the aggregate employer contributions allocated to any participant will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

       (c) Combination - The sum of 1/2 of the ordinary life insurance premiums and all other life insurance premiums will not exceed 1/4 of the aggregate employer contributions allocated to any Participant.

14.11. Voting; Delivery of Information. The Trustee shall deliver, or cause to
       -------------------------------
be executed and delivered, to the Employer or Plan Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust or, if applicable, deliver these materials to the appropriate Participant or the Beneficiary of a deceased Participant. The Trustee shall not vote any securities

                               EXHIBIT 4.1 page 55
held by the Trust except in accordance with the written instructions of the Employer, Participant or the Beneficiary of the Participant, if the Participant is deceased; however, the Trustee may, in the absence of instructions, vote "present" for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholders' meeting. The Trustee shall have no duty to solicit instructions from Participants, Beneficiaries, or the Employer.

14.12. Compensation and Expenses of Trustee. The Trustee's fee for performing
       ------------------------------------
its duties hereunder will be such reasonable amounts as the Trustee may from time to time specify by written agreement with the Employer. Such fee, any taxes of any kind which may be levied or assessed upon or with respect to the Trust Fund, and any and all expenses, including without limitation legal fees and expenses of administrative and judicial proceedings, reasonably incurred by the Trustee in connection with its duties and responsibilities hereunder will, unless some or all have been paid by said Employer, be paid first from forfeitures resulting under Section 7.07, then from the remaining Trust Fund and will, unless allocable to the Accounts of particular Participants, be charged against the respective Accounts of all Participants, in such reasonable manner as the Trustee may determine.

14.13. Reliance by Trustee on Other Persons. The Trustee may rely upon and act
       ------------------------------------
upon any writing from any person authorized by the Employer or Administrator to give instructions concerning the Plan and may conclusively rely upon and be protected in acting upon any written order from the Employer or Administrator or upon any other notice, request, consent, certificate, or other instructions or paper reasonably believed by it to have been executed by a duly authorized person, so long as it acts in good faith in taking or omitting to take any such action. The Trustee need not inquire as to the basis in fact of any statement in writing received from the Employer or Administrator.

       The Trustee will be entitled to rely on the latest certificate it has received from the Employer or Administrator as to any person or persons authorized to act for the Employer or Administrator hereunder and to sign on behalf of the Employer or Administrator any directions or instructions, until it receives from the Employer or Administrator written notice that such authority has been revoked.

       Notwithstanding any provision contained herein, the Trustee will be under no duty to take any action with respect to any Participant's Account (other than as specified herein) unless and until the Employer or Administrator furnishes the Trustee with written instructions on a form acceptable to the Trustee, and the Trustee agrees thereto in writing. The Trustee will not be liable for any action taken pursuant to the Employer's or Administrator's written instructions (nor for the collection of contributions under the Plan, nor the purpose or propriety of any distribution made thereunder).

14.14. Indemnification by Employer. The Employer shall indemnify and save
       ---------------------------
harmless the Trustee from and against any and all liability to which the Trustee may be subjected by reason of any act or conduct (except willful misconduct or negligence) in its capacity as Trustee, including all expenses reasonably incurred in its defense.

14.15. Consultation by Trustee with Counsel. The Trustee may consult with legal
       ------------------------------------
counsel (who may be but need not be counsel for the Employer or the Administrator) concerning any question which may arise with respect to its rights and duties under the Plan and Trust, and the opinion of such counsel will, to the extent permitted by law, be full and complete protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

                               EXHIBIT 4.1 page 56

14.16. Persons Dealing with the Trustee. No person dealing with the Trustee will
       --------------------------------
be bound to see to the application of any money or property paid or delivered to the Trustee or to inquire into the validity or propriety of any transactions.

14.17. Resignation or Removal of Trustee. The Trustee may resign at any time by
       ---------------------------------
written notice to the Employer, which resignation shall be effective 60 days after delivery to the Employer. The Trustee may be removed by the Employer by written notice to the Trustee, which removal shall be effective 60 days after delivery to the Trustee.

       Upon resignation or removal of the Trustee, the Employer may appoint a successor trustee. Any such successor trustee will, upon written acceptance of his appointment, become vested with the estate, rights, powers, discretion, duties and obligations of the Trustee hereunder as if he had been originally named as Trustee in this Agreement.

       Upon resignation or removal of the Trustee, the Employer will no longer participate in this prototype plan and will be deemed to have adopted an individually designed plan. In such event, the Employer shall appoint a successor trustee within said 60-day period and the Trustee will transfer the assets of the Trust to the successor trustee upon receipt of sufficient evidence (such as a determination letter or opinion letter from the Internal Revenue Service or an opinion of counsel satisfactory to the Trustee) that such trust will be a qualified trust under the Code.

        The appointment of a successor trustee shall be accomplished by delivery to the Trustee of written notice that the Employer has appointed such successor trustee, and written acceptance of such appointment by the successor trustee. The Trustee may, upon transfer and delivery of the Trust Fund to a successor trustee, reserve such reasonable amount as it shall deem necessary to provide for its fees, compensation, costs and expenses, or for the payment of any other liabilities chargeable against the Trust Fund for which it may be liable. The Trustee shall not be liable for the acts or omissions of any successor trustee.

14.18. Fiscal Year of the Trust. The fiscal year of the Trust will coincide with
       ------------------------
the Plan Year.

14.19. Discharge of Duties by Fiduciaries. The Trustee and the Employer and any
       ----------------------------------
other fiduciary shall discharge their duties under the Plan and this Trust Agreement solely in the interests of Participants and their Beneficiaries in accordance with the requirements of ERISA.

14.20. Amendment. In accordance with provisions of the Plan, and subject to the
       ---------
limitations set forth therein, this Trust Agreement may be amended by an instrument in writing signed by the Employer and the Trustee. No amendment to this Trust Agreement shall divert any part of the Trust Fund to any purpose other than as provided in Section 2 hereof.

14.21. Plan Termination. Upon termination or partial termination of the Plan or
       ----------------
complete discontinuance of contributions thereunder, the Trustee will make distributions to the Participants or other persons entitled to distributions as the Employer or Administrator directs in accordance with the provisions of the Plan. In the absence of such instructions and unless the Plan otherwise provides, the Trustee will notify the Employer or Administrator of such situation and the Trustee will be under no duty to make any distributions under the Plan until it receives written instructions from the Employer or Administrator. Upon the completion of such distributions, the Trust will


                               EXHIBIT 4.1 page 57
terminate, the Trustee will be relieved from all liability under the Trust, and no Participant or other person will have any claims thereunder, except as required by applicable law.

14.22. Permitted Reversion of Funds to Employer. If it is determined by the
       ----------------------------------------
Internal Revenue Service that the Plan does not initially qualify under Section 401 of the Code, all assets then held under the Plan will be returned by the Trustee, as directed by the Administrator, to the Employer, but only if the application for determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted or such later date as may be prescribed by regulations. Such distribution will be made within one year after the date the initial qualification is denied. Upon such distribution the Plan will be considered to be rescinded and to be of no force or effect.

       Contributions under the Plan are conditioned upon their deductibility under Section 404 of the Code. In the event the deduction of a contribution made by the Employer is disallowed under Section 404 of the Code, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction.

       Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

14.23. Governing Law. This Trust Agreement will be construed, administered and
       -------------
enforced according to ERISA and, to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts.



                               EXHIBIT 4.1 page 58

                                    ADDENDUM
                                       to
                          CORPORATEplan for Retirement
                         THE PROFIT SHARING/401(K) PLAN
                       FIDELITY BASIC PLAN DOCUMENT No. 07

                         Re: Retroactive Effective Dates

This Addendum is intended to clarify and set forth the effective dates of certain provisions of the Plan with respect to the adopting Employer. This Addendum applies only to the extent that the Employer has not amended the Plan with respect to the applicable provisions of the Tax Reform Act of 1986 ("TRA '86"). Unless otherwise specifically provided by the terms of the Plan, this amendment and restatement is effective with respect to each change made to satisfy the provisions of (i) TRA '86, (ii) any other change in the Code or ERISA, or (iii) regulations, rulings, or other published guidance issued under the Code, ERISA, or TRA '86, the first day of the first period (which may or may not be the first day of a Plan year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an Employer or a waiver or exemption issued under the Code, ERISA, or TRA `86), including, but not limited to, the following:

(a) The following changes as required by TRA '86 are effective for Plan Years beginning after December 31, 1986, unless a delayed effective date applies because the Plan is collectively-bargained or because of an applicable exemption or waiver:

         (1) Changes in the definition of Employee in Section 2.01(a)(10) to reflect changes in the safe harbor exclusion for Leased Employees;

         (2)      Changes in the definition of Highly Compensated Employee in
                  Section 2.01(a)(16)

         (3) Addition of the aggregate deferral limit under Section 402(g) of the Code in Section 4.01(c);

         (4)      Changes to the Code Section 401(k) discrimination test in
                  Section 4.02;

         (5) Addition of the Code Section 401(m) discrimination test and application of the Aggregate Limit in Section 4.04;

         (6) Compliance with the Code Section 414(s) compensation definition requirements in Sections 5.03 and 9.03;

         (7) Changes in the Participant Loan provisions in Section 7.09; if applicable, to reflect new dollar limitations, repayment requirements, and restrictions applicable to Highly Compensated Employees under Section 72(p) of the Code;

         (8)      Changes in the definition of Key Employee in Section 9.02(a);
                  and

         (9) Changes in the definition of Top-Heavy Ratio in Section 9.02(c)(3) to provide for ratable accrual.

(b) Changes in the 415 limitations in Section 5.03 as required by TRA '86 are effective for limitation years beginning after December 31, 1986, unless a delayed effective date applies because the Plan is collectively-bargained or because of an applicable waiver or exemption; provided, however, that Annual Additions shall not be recalculated to take into account all Employee contributions for limitation years beginning before the effective date.


                          EXHIBIT 4.1 (ADDENDUM) page 1

(c) The following changes as required by TRA '86 are effective for Plan years beginning After December 31, 1987, unless a delayed effective date applies because the Plan is collectively-bargained or because of an applicable waiver or exemption:

         (1) Changes required to provide that allocations shall not be decreased or discontinued because of attainment of any age, if any; and

         (2) Changes in the definition of Normal Retirement Age in Section 1.06(a), if any, to reflect the five years of participation rule.

(d) The following changes as required by TRA '86 are effective for Plan Years beginning after December 31, 1988, unless a delayed effective date applies because the Plan is collectively-bargained or because of an applicable waiver or exemption:

         (1) Changes in the vesting schedule specified in Section 1.07, if applicable;

         (2) Changes in the permitted disparity rules in Section 4.06(b0(2), if applicable; and

         (3)      Changes in the requirements for electing a former vesting
                  schedule in Section 10.03, if applicable.

Notwithstanding the foregoing and subject to applicable law, with respect to Plan years beginning after December 31, 1986, and before the date of this restatement of the Plan, the Employer may elect to operate the Plan in accordance with any transitional rule published by the Internal Revenue Service or a reasonable, good faith interpretation of TRA '86 and related applicable law, in which event such transitional rule or good faith interpretation shall prevail over the provisions in this restatement of the Plan with respect to such Plan Year.

Each other change made under the Plan is effective as of the date specified in
Section 1.01(g) of the Adoption Agreement, unless otherwise specifically provided by the terms of the Plan.

                          EXHIBIT 4.1 (ADDENDUM) page 2

                        CORPORATEplan for Retirement[SM]
                           Profit Sharing/401(k) Plan

                       Fidelity Basic Plan Document No. 07
                                  Amendment One

Section 2.01(a)(7) "Compensation" is amended to include:
--------------------------------------------------------

         In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. Notwithstanding 2.01(a)(7)(A), for purpose of Section 4.02 (Additional Limit on Deferral Contributions) and Section 4.04 (Limit on Matching Contributions), the Employer may use Compensation as defined in Section 5.03(e)(2) excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are not includable in the gross income of the Participant under a salary reduction agreement by reason of the application of Section 125, 402(a)(8), 402(h) or 403(b) of the Code.

         If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

Section 8.01(d) "Distribution of Benefits to Participants and Beneficiaries" is
----------------------------------------------------------------------------
amended to include:

         (5) If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

            (1) the administrator clearly informs the Participant that the
                Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.


                          EXHIBIT 4.1 (ADDENDUM) page 3

                               Model Amendment to
                       The CORPORATEplan FOR RETIREMENT[SM]

                          PROFIT SHARING / 401 (k) PLAN
                                (Document No. 07)


         This amendment is effective for plan years beginning after December 11, 1994.

         Notwithstanding any provision of this plan to the contrary, to the extent any optional form of benefit under this plan permits a distribution prior to the employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of ss. 414 (1) of the Internal Revenue Code, to this plan from a money purchase pension plan qualified under ss. 401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).



                          EXHIBIT 4.1 (ADDENDUM) page 4

                         CORPORATEplan for Retirement[SM]
                           Profit Sharing/401(k) Plan

                       Fidelity Basic Plan Document No. 07
                                  Amendment Two


Effective December 1, 1996, Section 2.01(a)(25) shall be amended to read as follows:


(25) "Registered Investment Company" means any one or more corporations, partnerships or trusts registered under the Investment Company Act of 1940.



                          EXHIBIT 4.1 (ADDENDUM) page 5

                            SAFE HARBOR CONTRIBUTION
                                 PLAN AMENDMENT


          WHEREAS, Pulse Engineering, Inc. (the "Employer") adopted the Pulse Engineering, Inc. 401(k) Plan (the "Plan") through adoption of the CORPORATEplan for RETIREMENT[sm] Profit Sharing/401(k) Adoption Agreement and Basic Plan Document No. 07;

          WHEREAS, the Employer desires to amend the Plan to add a safe harbor contribution provision;

          NOW THEREFORE, the Employer amends the Plan effective January 1, 2000 to add the following Addendum to the Adoption Agreement:


                              SAFE HARBOR ADDENDUM

Notwithstanding any other provision of the Plan to the contrary, if the Employer has elected one of the safe harbor contributions in this Addendum and complies with the notice requirements of Code Section 401(k)(12)(D) for the Plan Year, the Plan shall be deemed to have satisfied the Actual Deferral Percentage test ("ADP test") described in Section 4.02. In addition, if the Employer has elected one of the safe harbor contributions in Part II of this Addendum and does not provide for a match on Deferral Contributions in excess of six percent of a Participant's Compensation, the Plan shall be deemed to have satisfied the Average Contribution Percentage test ("ACP test") described in Section 4.04 with respect to Matching Contributions. If the Plan provides for Employee Contributions, the ACP test described in Section 4.04 must be applied with respect to such Employee Contributions. For purposes of applying the ACP test with respect to Employee Contributions, Matching Contributions and Employer Contributions that satisfy the vesting and distribution requirements applicable to safe harbor contributions, but which are not required to comply with the safe harbor contribution requirements may be taken into account.

PART I  -  If a selection is made under this Part I, Part I shall amend and
------
           restate  Sections  1.05(a)(1) and (2) of the Adoption Agreement.

(a)        [ ]      Employer Contributions.

           (1) [ ] Safe Harbor Employer Contribution - For each Plan Year, the Employer shall contribute for each eligible Participant an amount equal to % (not less than 3% nor more than 15%) of such Participant's Compensation.

                  Note: If the Employer elects the Safe Harbor Employer Contribution and wants to be deemed to have satisfied the ACP test, the percentage of contributions matched may not increase as the percentage of Compensation contributed increases and the contributions matched may not exceed 6% of a Participant's Compensation.

                  (A)      [ ]      The formula specified at (a)(1) above
                                    is also intended to satisfy the safe harbor contribution requirement for deemed satisfaction of the ACP test with respect to Matching Contributions and therefore, notwithstanding any other provision of the Plan to the contrary, contributions matched shall not exceed 6% of a Participant's
                                    Compensation. (Employee Contributions must still be tested.)

                  Note: Notwithstanding any other provision of the Plan to the contrary, contributions made under this Subsection (a)(1) shall be 100% vested when made and are distributable only in accordance with the distribution provisions that are applicable to Deferral Contributions.

                  (2)      [ ]      Discretionary Contribution - The
                                    Employer may decide each Plan Year whether to make a discretionary Employer
                                    Contribution on behalf of eligible
                                    Participants in accordance with Section
                                    4.06. Such contribution may only be funded by the Employer after the Plan Year ends and shall be allocated to eligible Participants based upon the following (check (A) or (B)):

                  (A)      [ ]      Nonintegrated Allocation Formula - In
                                    the ratio that each eligible Participant's
                                    Compensation bears to the total Compensation paid to all eligible Participants for the Plan Year.

                  (B)      [ ]      Integrated Allocation Formula - In
                                     accordance with Section 4.06.

                           Note: An Employer who maintains any other plan that provides for Social Security Integration (permitted disparity) may not elect (a)(2)(B). Also, any contribution made pursuant to (a)(2)(B) shall be made in addition to the Safe Harbor Employer Contribution in Subsection (a)(1) and such Safe Harbor Employer Contributions shall not be taken into account in determining whether the allocation made pursuant to (a)(2)(B) as a percentage of the sum of each Participant's Compensation and Excess Compensation exceeds 5.7%.

Part II  -  If a selection is made under this Part II, Part II shall amend
-------
            and restate Sections 1.05(c)(1), (2) and (3) of the Adoption Agreement.

(c)         [X]         Matching Contributions.

            (1)   [X]   Safe Harbor Matching Contributions

                  (A)      [ ]      100% of the first 3% of the
                                    Participant's Compensation contributed to the Plan and 50% of the next 2% of the Participant's Compensation contributed to the Plan.

                           Note: This formula also meets the safe harbor contribution requirements for deemed satisfaction of the ACP test with respect to Matching Contributions. (Employee
                                    Contributions must still be tested.)

                  (B)      [X]      Other Tiered Match: 100% of the first
                                    6% of the Participant's Compensation
                                    contributed to the Plan,

                                    100% of the next 6% of the Participant's
                                    Compensation contributed to the Plan,

                                    _________% of the next ____________% of the
                                    Participant's Compensation contributed to the Plan.

                           Note: To satisfy the safe harbor contribution requirement for the ADP test, the percentages specified above for Matching Contributions may not increase as the percentage of Compensation contributed increases, and the aggregate amount of Matching Contributions at such rates must at least equal the aggregate amount of Matching Contributions which would be made under the percentages described in Section 1.05(c)(1)(A) of this Addendum.

                           (i)  [X] The formula specified at (c)(1)(B)
                                    above is also intended to satisfy the safe harbor contribution requirement for deemed satisfaction of the ACP test with respect to Matching Contributions. (Employee
                                    Contributions must still be tested.)


                  Note: Matching Contributions made under this Section 1.05(c)(1) shall be 100% vested when made and are distributable only in accordance with the distribution provisions that are applicable to Deferral Contributions.

           (2) [ ] Additional Matching Contributions - The Employer may at Plan Year end make an additional Matching Contribution equal to a percentage declared by the Employer, through a Board of Directors' Resolution (or by a Letter of Intent of a Sole Proprietor or Partnership), of the Deferral Contributions made by each Participant during the Plan Year. The Board of Directors' Resolution (or Letter of Intent, if applicable) may limit the Deferral Contributions matched to a specific dollar amount or percentage of Compensation.

                  Note: If the Employer elects the Safe Harbor Matching Contribution and the additional Matching Contribution above and wants to be deemed to have satisfied the ADP test, the percentage of contributions matched may not increase as the percentage of Compensation contributed increases. In addition, if the Employer wants to be deemed to have satisfied the ACP test, the contributions matched may not exceed 6% of a Participant's Compensation.

Notwithstanding any other provision of the Plan to the contrary, if Article 1 of the Employer's Plan is the Non-Standardized Adoption Agreement any compensation exclusions (i.e., bonuses, commissions, overtime pay, etc.) selected under
Section 1.04(a) of the Adoption Agreement shall not apply for purposes of determining Safe Harbor Matching Contributions or Safe Harbor Employer Contributions. However, for purposes of Safe Harbor Matching Contributions, a Participant's Compensation shall not include reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, welfare benefits, sick pay, severance pay, restricted stock awards and amounts includible in income under a stock option or employee stock purchase plan.

Further notwithstanding any other provision of the Plan to the contrary, any hours of service and/or last day eligibility requirement(s) specified in Section 1.05(a)(3) shall not apply with respect to Safe Harbor Employer Contributions. In addition, if Article 1 of the Employer's Plan is the Non-Standardized Adoption Agreement, any hours of service and/or last day eligibility requirements or provisions excluding Highly Compensated Employees and/or Partners under Section 1.05(c)(4) shall not apply with respect to Safe Harbor Matching Contributions.

         IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 19th day of November , 1999.

                              Employer:         Pulse Engineering, Inc.

                              By:               /s/ Joel A. Miller
                                                --------------------------------
                              Title:            Vice President - Human Resources


Accepted by:

Fidelity Management Trust Company, as Trustee

By:      /s/ Eric L. Wichmann                             Date: 12/2/99
         ----------------------------------                    -----------------

Title:   Authorized Signatory
         ----------------------------------

                             AMENDMENT NO. 1 TO THE
                       PULSE ENGINEERING, INC. 401(k) PLAN

          WHEREAS, the Pulse Engineering, Inc. (the "Employer") adopted the Pulse Engineering, Inc. 401(k) Plan (the "Plan") through adoption of the Fidelity Investments CORPORATE plan for Retirement[sm] Profit Sharing/401(k) Basic Plan Document No. 07, effective as of July 1, 1986; and

         WHEREAS, the Sponsor desires to amend the Plan to add employer stock as an investment option:

          NOW, THEREFORE, the Sponsor amends the Plan as follows effective as of January 1, 2000;

          1. Section 2.01(a)(34)is added to the Basic Plan Document No. 07 as follows:

         "Permissible Investment" means the investments specified by the Employer as available for investment of assets of the Trust and agreed to by the Trustee.

          2. Section 14.24 is added to the Basic Plan No. 07 as follows:

14.24 Employer Stock Option. If one of the Permissible Investments is equity securities issued by the Employer or a Related Company which are publicly traded and which are "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA ("Employer stock"), investments in "Employer stock" shall be made via the "Employer stock" investment fund (the "stock fund") which shall consist of shares of "Employer stock" and short-term liquid investments consisting of mutual fund shares or commingled money market pool units as agreed to by the Employer and the Trustee, necessary to satisfy the "stock fund's" cash needs for transfers and payments. A cash target range shall be maintained in the "stock fund". Such target range may be changed as agreed to in writing by the Employer and the Trustee. The Trustee is responsible for ensuring that the actual cash held in the "stock fund" falls within the agreed upon range over time.

         Each Participant's interest in the "stock fund" shall be measured either in actual shares of "Employer stock" that are allocated to the Participant's Account and a proportionate interest in all other assets of the "stock fund" or units of participation, as provided in the Service Agreement. If accounting is by units of participation, such units shall represent a proportionate interest in all assets of the "stock fund," which includes shares of "Employer stock", short-term investments and at times, receivables for dividends and/or "Employer stock" sold and payables for "Employer stock" purchased. A net asset value per unit shall be determined daily for each cash unit outstanding of the "stock fund". The return earned by the "stock fund" shall represent a combination of the dividends paid on the shares of "Employer stock" held by the "stock fund", gains or losses realized on sales of "Employer stock", appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the "stock fund".

         Dividends received by the "stock fund" are reinvested in additional shares of "Employer Stock". Investments in "Employer Stock" shall be subject to the following limitations:

         (a) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in "Employer stock" to the extent necessary to comply with investment directions under Section 6.02 of the Plan. Notwithstanding the foregoing, effective for deferral contributions made for Plan Years beginning on or after January 1, 1999, the portion of a Participant's Deferral Contributions that the Employer may require to be invested in "Employer stock" for a Plan Year cannot exceed one-percent of such Participant's Compensation for the Plan Year.

         (b) Fiduciary Duly of "Named Fiduciary". The Administrator or any person designated by the Administrator as a named fiduciary under Section 13.01 (the "named fiduciary") shall continuously monitor the suitability under the fiduciary duty rules of ERISA Section 404(a)(1) (as modified by ERISA Section 404(a)(2) of acquiring and holding "Employer stock". The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the "named fiduciary" with respect to the acquisition and holding of "Employer stock", unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Trust Agreement.

         (c) Execution of Purchases and Sales. Purchases and sales of "Employer stock" (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Employer in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Such general rules shall not apply in the following circumstances:

               (1) If the Trustee is unable to determine the number of shares required to be purchased or sold on such day;

               (2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

               (3) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of the circumstances described in (1), (2), or
(3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the "named fiduciary" to deviate from the above purchase and sale procedures provided that such direction is made in writing by the "named fiduciary".

         (a) Purchases and Sales from or to Employer. If directed by the Employer in writing prior to the trading date, the Trustee may purchase or sell "Employer stock" from or to the Employer if the purchase or sale is for adequate consideration (within the meaning of ERISA Section 3(18) and no commission is charged. If Employer contributions or contributions made by the Employer on behalf of the Participants under the Plan are to be invested in "Employer stock", the Employer may transfer "Employer stock" in lieu of cash to the Trust. In either case, the number of shares to be transferred shall be determined by dividing the total amount of "Employer stock" to be purchased or sold by the closing price of the "Employer stock" on any national securities exchange on the trading date.

Use of "Affiliated Broker" to Purchase "Employer Stock". The Employer hereby directs the Trustee to use the "affiliated broker" designated below to provide brokerage services in connection with any purchase or sale of "Employer stock" in accordance with investment directions from Participants and/or the Employer if and to the extent that each has authority to direct investments under Section
1.14 of the Adoption Agreement. The provision of brokerage services hereunder by the "affiliated broker" shall be subject to the provisions discussed in this Subsection.

         The Employer hereby directs the Trustee to use Fidelity Brokerage Services, Inc. ("affiliated broker") to purchase or sell individual securities for Participant Accounts in accordance with investment directions provided by such Participants. In accordance with the requirements of Department of Labor Prohibited Transaction Class Exception ("PTCE") 86-128, the ("affiliated broker") may not be a trustee (other than a non-discretionary trustee), the Administrator, or an Employer, unless otherwise permitted under Section IV of PTCE 86-128. The provision of brokerage services by the ("affiliated broker") shall be subject to the following:

                  1. In accordance with the procedures set forth in PTCE 86-128, the Trustee shall provide the Employer with the following documents: (i) a description of the "affiliated brokers" brokerage placement practices; (ii) a copy of PTCE 86-128;
                  (iii) an annual report which summarizes all securities transaction-related charges incurred by the Plan; and (iv) a form by which the Employer may terminate this authorization to use a broker affiliated with the Trustee. The Trustee shall provide the Employer with the termination form described above annually.

                  2. Any successor organization of the ("affiliated broker") through reorganization, consolidation, merger, or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

                  3. The Trustee and the ("affiliated broker") shall continue to rely on this authorization provision until notified to the contrary. The Employer reserves the right to terminate this authorization upon a sixty (60) days written notice to the ("affiliated broker") (or its successor) and the Trustee, and in accordance with Section 14.24 of this Agreement.

         (f) Securities Law Reports. The "named fiduciary" shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of "Employer stock"; including, without limitation, any reports required under Section 13 or 16 of the Securities Exchange Act of 1934 and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of "Employer stock" pending the filing of any report. The Trustee shall provide to the "named fiduciary" such information on the Trust's ownership of "Employer stock" as the "named fiduciary" may reasonably request in order to comply with Federal or state securities laws.

         (g) Voting and Tender Offers. Notwithstanding any other provision of the Trust Agreement the provisions of this Subsection shall govern the voting and tendering of "Employer stock". If the Plan uses share accounting with respect to the "stock fund", each Participant shall be designated as a named fiduciary under ERISA with respect to shares of "Employer stock" credited to the Participant's Account that were not acquired at the direction of the Participant in accordance with ERISA Section 404(c). If accounting with respect to the "stock fund" is by units of participation, each Participant shall be designated a named fiduciary under ERISA with respect to shares of "Employer stock" attributable to units in the "stock fund" credited to the Participant's Account not acquired at the direction of the Participant in accordance with ERISA
Section 404(c).

         The Employer, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of "Employer stock", except as required by law.

         (1)      Voting.
                  -------

                  (A) When the issuer of the "Employer stock" prepares for any annual or special meeting, the Employer shall notify the Trustee thirty (30) days in advance of the intended record date and shall cause a copy of all materials to be sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders meeting of the issuer of the "Employer stock", the Employer shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant with an interest in "Employer stock" held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of "Employer stock" credited to the Participant's SubAccounts held in the "stock fund". The Employer shall provide the Trustee with a copy of any materials provided to the Participants and shall (if the mailing is not handled by the Trustee) certify that the materials have been mailed or otherwise sent to Participants.

                  (B) Each Participant with an interest in the "stock fund" shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of "Employer stock" that is credited to his Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflects such Participant's proportional interest in the "stock fund" (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of "Employer stock" shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of "Employer stock" that are credited to a Participant's Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect the Participant's proportional interest in the "stock fund" as directed by the Participant. The Trustee shall not vote shares of "Employer stock" that are credited to a Participant's Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect a Participant's proportional interest in the "stock fund" for which the Trustee has received no direction from the Participant, except as required by law.

         (2)      Tender Offers.
                  --------------

                  (A) Upon commencement of a tender offer for any securities held in the Trust that are "Employer stock", the Employer shall notify each Participant with an interest in such "Employer stock" of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Participant the same information that is distributed to shareholders of the issuer of "Employer stock" in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Participant may direct the Trustee whether or not to tender the "Employer stock" that is credited to a Participant's Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflects such Participant's proportional interest in the "stock fund" (both vested and unvested). The Employer shall provide the Trustee with a copy of any material provided to the Participants and shall (if the mailing is not handled by the Trustee) certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

                  (B) Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of "Employer stock" that are credited to his Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect such Participant's proportional interest in the "stock fund" (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of "Employer stock" shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Employer under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer of employee thereof, or any other person, except to the extend that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of "Employer stock" as directed by the Participant. The Trustee shall not tender shares of "Employer stock" that are credited to a Participant's Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect a Participant's proportional interest in the "stock fund" for which the Trustee has received no direction from the Participant.

                  (C) A Participant who has directed the Trustee to tender some or all of the shares of "Employer stock" that are credited to his Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect the Participant's proportional interest in the "stock fund" may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of such tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

                  (D) A direction by a Participant to the Trustee to tender shares of "Employer stock" that are credited to the Participant's Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect the Participant's proportional interest in the "stock fund" shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. If the Plan uses share accounting, the Trustee shall credit to the Participant's Account the proceeds received by the Trustee in exchange for the shares of "Employer stock" tendered from the Participant's Account. If accounting is by units of participation, the Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of "Employer stock" tendered from that interest. Pending receipt of direction (through the Administrator) from the Participant or the "named fiduciary", as provided in the plan, as to which of the remaining permissible investments the proceeds should be invested in, the Trustee shall invest the proceeds in the Permissible Investment specified for such purposes in the Service Agreement or, if no such Permissible Investment has been specified, the most conservative Permissible Investment designated by the Employer in the Service Agreement.

         (h) Shares Credited. If accounting with respect to the "stock fund" is by units of participation, then for all purposes of this Section 14.24, the number of shares of "Employer stock" deemed "credited" or "reflected" to a Participant's proportional interest shall be determined as of the last preceding valuation date. The trade date is the date the transaction is valued.

         (i) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of "Employer stock" credited to a Participant's Account or proportional interest in the "stock fund", the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the "named fiduciary". The Trustee shall have no duty to solicit directions from Participants.

         (j) Conversion. All provisions in this Section 14.24 shall also apply to any securities received as a result of a conversion to "Employer stock".


IN WITNESS WHEREOF, the Employer has signed this instrument this 19th day of November 1999.


PULSE ENGINEERING, INC.


By:     /s/ Joel A. Miller
        ----------------------------
Title:  V.P. Human Resources
        ----------------------------